Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-288468

PROSPECTUS SUPPLEMENT (To Prospectus dated July 1, 2025)

LandBridge Company LLC

2,500,000 Class A Shares

Representing Limited Liability Company Interests

Offered by the Selling Shareholder

This prospectus supplement relates to the offer and sale by the selling shareholder named herein (the “Selling Shareholder”) of up to 2,500,000 Class A shares representing limited liability company interests (“Class A shares”) in LandBridge Company LLC, a Delaware limited liability company (“LandBridge,” the “Company,” “we,” “us” or “our”). We will not receive any proceeds from the sale of our Class A shares by the Selling Shareholder.

The Class A shares being offered hereby are our Class A shares issuable upon the redemption of common units representing limited liability company interests (the “OpCo Units”) in DBR Land Holdings LLC, a Delaware limited liability company and a subsidiary of the Company (“OpCo”), together with the cancellation of a corresponding number of our Class B shares representing limited liability company interests (“Class B shares” and, together with Class A shares, “common shares”).

Our Class A shares are listed on the New York Stock Exchange (the “NYSE”) and the NYSE Texas, Inc. (“NYSE Texas”) under the symbol “LB.” On November 14, 2025, the last reported sales price of our Class A shares on each of the NYSE and NYSE Texas was $74.54 per Class A share.

Investing in our Class A shares involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 4 of the accompanying base prospectus dated July 1, 2025, page 37 of our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”) and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K to read about factors you should consider before investing in our Class A shares.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

The underwriter has agreed to purchase our Class A shares from the Selling Shareholder at a price of $70.00 per share, which will result in approximately $175 million of aggregate proceeds to the Selling Shareholder before expenses. The Class A shares may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NYSE, on NYSE Texas or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. For additional underwriting compensation information, see “Underwriting.”

The Selling Shareholder expects to grant the underwriter a 30-day option to purchase up to an additional 375,000 Class A shares to cover sales by the underwriter in the initial offering of the Class A shares hereunder or in the open market.

The underwriter expects to deliver the Class A shares on or about November 18, 2025.

Sole Book-Running Manager

Goldman Sachs & Co. LLC

Prospectus supplement dated November 17, 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, dated July 1, 2025, which, among other things, gives more general information, some of which may not apply to this offering. To the extent that any information contained in this prospectus supplement differs or varies from the information contained in the accompanying base prospectus, the information in this prospectus supplement controls. Before you invest in our Class A shares, you should carefully read this prospectus supplement, along with the accompanying base prospectus, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying base prospectus.

You should rely only on the information included or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any “free writing prospectus” we may authorize to be delivered to you. Neither we, the underwriter, the Selling Shareholder nor any of our or their representatives have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any “free writing prospectus.” If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy our Class A shares in any jurisdiction where such offer or any sale would be unlawful. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any “free writing prospectus” is accurate as of any date other than the dates shown in these documents or any information that we have incorporated by reference is accurate as of any date other than the date of such information. Our business, financial condition, results of operations and prospects may have changed since such dates. If any statement in one of those documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying base prospectus, the statement in the document having a later date modifies or supersedes the earlier statement.

S-ii

BASIS OF PRESENTATION

The operational and financial information presented throughout this prospectus supplement is that of LandBridge. LandBridge is a holding company, the sole material asset of which consists of membership interests in OpCo.

LandBridge was formed on September 27, 2023 and did not conduct any material business operations prior to our initial public offering, which closed on July 1, 2024 (the “IPO”), other than certain activities related to the IPO. LandBridge’s predecessor is OpCo and its subsidiaries. LandBridge is also the sole managing member of OpCo.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact contained or incorporated by reference in this prospectus supplement, regarding our strategy, future operations, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, words such as “may,” “assume,” “forecast,” “could,” “would,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan,” “budget” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events at the time such statements were made. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the section entitled “Risk Factors” included elsewhere in this prospectus supplement and each of the other factors set forth in “Part I - Item 1A. Risk Factors” in the 2024 Form 10-K, and in other reports filed with the SEC. By their nature forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the forward-looking statements contained in this prospectus supplement are based on reasonable assumptions, you should be aware that many factors could affect our actual results of operations, cash flows and financial position and could cause actual results to differ materially from those in such forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our customers’ demand for and use of our land and resources;

•

the success of WaterBridge Infrastructure LLC and its subsidiaries (collectively, “WaterBridge”) in executing its business strategies, including its ability to construct infrastructure, attract customers and operate successfully on our land;

•	our customers’ ability to develop our land or any potential acquired acreage to accommodate any future surface use developments;

•	our ability to continue the payment of dividends;

•

the domestic and foreign supply of, and demand for, energy sources, including the impact of political instability or armed conflict in oil and natural gas producing regions, including the Russia-Ukraine war, as well as heightened tensions in the Middle East, actions relating to oil price and production controls by the members of the Organization of Petroleum Exporting Countries, Russia and other allied producing countries, such as announcements of potential changes to oil production levels;

•	our reliance on a limited number of customers and a particular region for substantially all of our revenues, including the potential consolidation of such customers within such region;

•	our ability to enter into favorable contracts regarding surface uses, access agreements and fee arrangements, including the prices we are able to charge and the margins we are able to realize;

•

our business strategies and our ability to execute thereon, including our ability to attract non-traditional energy customers to use our land and resources and to successfully implement our growth plans and manage any resultant growth;

•	the risk that we may not be able to integrate our acquisitions, including the 1918 Ranch Acquisition (as defined below), and/or realize the anticipated benefits therefrom;

•	the costs associated with our acquisitions, including the 1918 Ranch Acquisition;

S-iv

•	our level of indebtedness and our ability to service our indebtedness;

•	commodity price volatility and trends related to changes in commodity prices, and our customers’ ability to manage through such volatility;

•	the level of competition from other companies, including those offering resources that compete with the resources from our land, such as sand and brackish water;

•	changes in the price charged to our customers and availability of services necessary for our customers to conduct their businesses, as a result of oversupply, government regulations or other factors;

•	the development of advances or changes in energy technologies or practices;

•

our customers’ ability to obtain necessary supplies, raw materials and other critical components on a timely basis, or at all, including any impacts presented by imposed or potential tariffs and any reactions thereto in international trade;

•

our and our customers’ ability to obtain government approvals or acquire or maintain necessary permits, including those related to the development and operation of produced water handling facilities, sand mines and brackish water wells;

•

operational disruptions and liability related thereto associated with our customers, including those due to environmental hazards, fires, explosions, chemical mishandling or other industrial accidents;

•

our and our customers’ liquidity and ability to access the capital markets on favorable terms, or at all, which depends on general market conditions, including the impact of inflation, tariffs and international trade, interest rates and related governmental policies;

•	condemnation proceedings affecting our land or our customers’ ability to access our lands;

•

our customers’ ability to obtain rights from neighboring landowners on economic terms, or at all, to gain access to our land or transport resources such as sand and brackish water, away from our land, to their point of end use;

•

uncertainty surrounding potential foreign, federal, state or local legal, regulatory and policy changes, such as with respect to energy production, taxes, imposed or proposed tariffs and foreign trade policies, safety and surface uses, as well as the potential for general market volatility and regulatory uncertainty;

•

the demand for sand and the amount of sand that customers on our land are able to excavate and process, which could be adversely affected by, among other things, operating difficulties and unusual or unfavorable geological conditions;

•	title defects in the acreage that we acquire;

•

the markets for surface acreage in the areas in which we operate and own or plan to own, including pricing estimates, availability of land and our ability to acquire such land on favorable terms, or at all;

•	our ability to recruit and retain key management and other personnel and the allocation of resources between LandBridge and WaterBridge;

•

changes in laws and regulations (or the interpretation thereof), such as the One Big Beautiful Bill Act, including those related to hydraulic fracturing, accessing water, disposing of wastewater, transferring produced water, interstate brackish water transfer, carbon pricing, pipeline construction, data privacy, taxation or emissions, leasing, permitting or drilling and various other environmental matters;

•	changes in effective tax rates, or adverse outcomes resulting from other tax increases or an examination of our income or other tax returns and tax inefficiencies;

•

the severity and duration of world health events, natural disasters or inclement or hazardous weather conditions, including cold weather, hurricanes, fires, droughts, earthquakes, flooding and tornadoes;

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•

evolving cybersecurity risks, such as those involving unauthorized access, third-party provider defects and service failures, denial-of-service attacks, malicious software, data privacy breaches by employees or service providers, insider or others with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; and

•	other factors discussed elsewhere in this prospectus supplement including in the section titled “Risk Factors.”

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the operation of business in our industry. Factors that could materially adversely affect our actual results of operations, cash flows and financial position and could cause actual results to differ materially from those in such forward-looking statements are described under “Risk Factors,” included in our 2024 Form 10-K. This information should be considered carefully, together with other information in this report and other reports and materials we file with the SEC. Should one or more of the risks or uncertainties described in this prospectus supplement occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on any forward-looking statements. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as may otherwise be required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

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SUMMARY

This summary highlights significant aspects of our business and this offering contained elsewhere in this prospectus supplement and the accompanying base prospectus, but it does not include all the information you should consider prior to making an investment decision with respect to our Class A shares. The following summary is qualified in its entirety by the more detailed information and financial statements and related notes thereto incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should read this entire prospectus supplement, including the information set forth under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere or incorporated by reference, as applicable, in this prospectus supplement and the historical and pro forma financial statements and related notes thereto incorporated by reference in this prospectus supplement. In addition, certain statements in this prospectus supplement include forward-looking information that is subject to risks and uncertainties. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The information presented in this prospectus supplement assumes, unless otherwise indicated, that the underwriter’s option to purchase additional Class A shares is not exercised. Unless otherwise indicated or required by the context, references in this prospectus supplement to “LandBridge,” the “Company,” “we,” “us,” “our” and like terms refer (i) prior to the consummation of the IPO and the related transactions, to OpCo and its subsidiaries, and (ii) subsequent to the IPO and the related transactions, to LandBridge and its subsidiaries, including OpCo and its subsidiaries.

Overview

Land is a fundamental requirement for the development and production of energy and the construction of critical infrastructure. As of November 14, 2025, we owned approximately 300,000 surface acres in and around the Delaware Basin sub-region in the prolific Permian Basin, which is the most active area for oil and natural gas exploration and development in the United States. Access to expansive surface acreage is necessary for oil and natural gas development, solar power generation, power storage, digital infrastructure and non-hazardous oilfield reclamation and solid waste facilities. Further, the significant industrial economy that exists to service and support energy and infrastructure development requires access to surface acreage to support those activities. Our strategy is to actively manage our land and resources to support and encourage energy and infrastructure development and other land uses that will generate long-term revenue and free cash flow for us and returns to our shareholders.

We share a legacy financial sponsor, Five Point Infrastructure LLC, a Delaware limited liability company (“Five Point”), and our management team with WaterBridge. WaterBridge is one of the largest water midstream companies in the United States and operates a large-scale network of pipelines and other infrastructure in the Delaware Basin. These relationships provide our shared management team visibility into key areas of oil and natural gas production and long-term trends, which we leverage to encourage and support the development of critical infrastructure on our land and generate additional revenue for us. We receive royalties for each barrel of produced water handled on our land as well as surface use payments for infrastructure constructed on our land. For additional information about our company, please read the documents listed under “Incorporation of Certain Information by Reference.”

Organizational Structure

The following diagram illustrates the Company’s simplified ownership structure, as of November 14, 2025 and after giving effect to this offering, assuming that the underwriter does not exercise its option to purchase additional Class A shares:

Selling Shareholder(1)
Public Shareholders
Other Class B Shareholders(2)
— Class A shares
48,593,505 Class B shares
63.0% of voting power
27,838,199 Class A shares
— Class B shares
36.1% of voting power
— Class A shares
657,411 Class B shares
0.8% of voting power
48,593,505 OpCo Units
63.0% of OpCo Units
LandBridge Company LLC
(NYSE: LB
NYSE Texas: LB)
657,411 OpCo Units
0.8% of OpCo Units
27,838,199 OpCo Units
Managing Member Interest
DBR Land Holdings LLC
Operating Subsidiaries

*	Totals above may not sum due to rounding.
(1)

The Class A shares to be sold by the Selling Shareholder represent Class A shares to be issued upon redemption of a corresponding number of OpCo Units, and the cancellation of a corresponding number of Class B shares, immediately prior to the closing of this offering. See “Selling Shareholder.”

(2)	In connection with the 1918 Ranch Acquisition, we issued 657,411 OpCo Units and a corresponding number of Class B shares. For more information, see “—Recent Developments—1918 Ranch Acquisition.”

Recent Developments

Dividend Announcement

On November 10, 2025, our board of directors declared a dividend of $0.10 per Class A share and a corresponding required cash distribution of $0.10 per OpCo Unit (the “Fourth Quarter Dividend”). The base dividend is payable on December 18, 2025 to shareholders of record as of the close of business on December 4, 2025. Because this offering is expected to close before the record date for the Fourth Quarter Dividend, purchasers in this offering are expected to receive the Fourth Quarter Dividend.

1918 Ranch Acquisition

On November 12, 2025, we acquired approximately 37,500 total acres across Loving, Reeves, Winkler and Ward Counties, Texas (the “1918 Ranch Acquisition”) for an aggregate purchase price of $250.2 million, inclusive of $0.2 million in transaction costs, consisting of approximately $208.3 million in cash and $41.7 million in OpCo Units.

A portion of the cash portion of the purchase price for the 1918 Ranch Acquisition was funded with borrowings under our credit facility (our “Existing Credit Facility”). On October 3, 2025, DBR Land LLC, a Delaware limited liability company and a subsidiary of the Company (the “Borrower”), entered into the Third Amendment to Credit Agreement with the guarantors party thereto, the lenders party thereto and Texas Capital Bank, as administrative agent and letter of credit issuer (the “Administrative Agent”), which amends that certain credit agreement, dated July 3, 2023 (the “Credit Agreement”), providing for our Existing Credit Facility, among the Borrower, the guarantors party thereto, the lenders party thereto and the Administrative Agent to provide for a new delayed draw term loan facility with total commitments of $200.0 million for the purpose of partially financing the 1918 Ranch Acquisition and to pay certain related costs and expenses.

We are currently in the advanced stages of evaluating the refinancing of the indebtedness outstanding under our Existing Credit Facility, including replacing that facility with a new revolving credit facility and/or the issuance of senior unsecured debt. Such replacement transaction is subject to market conditions, and we can offer no assurance that it will be consummated.

Principal Executive Offices and Internet Address

Our principal executive offices are located at 5555 San Felipe Street, Suite 1200, Houston, Texas 77056, and our telephone number at that address is (713) 230-8864. Our website is located at www.landbridgeco.com. We expect to make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on, or otherwise accessible through, our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus supplement.

The Offering

Selling Shareholder	LandBridge Holdings LLC, a Delaware limited liability company (“LandBridge Holdings”).

Class A shares offered by the Selling Shareholder	2,500,000 shares (or 2,875,000 shares if the underwriter exercises its option to purchase additional Class A shares in full). The Class A shares to be sold by the Selling Shareholder represent Class A shares to be issued upon redemption of a corresponding number of OpCo Units, and the cancellation of a corresponding number of Class B shares, immediately prior to the closing of this offering. See “Selling Shareholder.”

Class A shares outstanding immediately after this offering	27,838,199 shares (or 28,213,199 shares if the underwriter exercises its option to purchase additional Class A shares in full).

Class B shares outstanding immediately after this offering	49,250,916 shares (or 48,875,916 shares if the underwriter exercises its option to purchase additional Class A shares in full). In connection with any redemption of OpCo Units pursuant to the Redemption Right, the corresponding number of Class B shares will be cancelled.

Use of proceeds	We will not receive any of the proceeds from the sale of our Class A shares by the Selling Shareholder in this offering.

Dividend Policy	On November 10, 2025, our board of directors declared a dividend of $0.10 per Class A share and a corresponding required cash distribution of $0.10 per OpCo Unit. The base dividend is payable on December 18, 2025 to shareholders of record as of the close of business on December 4, 2025. Because this offering is expected to close before the record date for the Fourth Quarter Dividend, purchasers in this offering are expected to receive the Fourth Quarter Dividend. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. In addition, our ability to pay dividends may be restricted by any agreements we may enter into in the future.

Listing and trading symbol	Our Class A shares are listed on the NYSE and NYSE Texas under the symbol “LB.”

Risk factors	Investing in our Class A shares involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 4 of the accompanying base prospectus dated July 1, 2025, page 37 of our 2024 Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K for a discussion of certain risks you should consider before investing in our Class A shares.

Voting rights	Each Class A share entitles its holder to one vote on all matters to be voted on by shareholders generally. Each Class B share entitles its holder to one vote on all matters to be voted on by shareholders generally. Holders of our Class A shares and Class B shares vote together as a single class on all matters presented to our shareholders for their vote or approval, except as otherwise required by applicable law or by our Operating Agreement. Please see “Description of Shares” and “Our Operating Agreement.”

Under the Shareholder’s Agreement (as defined below), LandBridge Holdings has the right to designate more than a majority of the members of our board as long as it and its affiliates beneficially own at least 40% of our outstanding common shares, as well as lesser director designation rights as long as it and its affiliates beneficially own less than 40% but at least 10% of our outstanding common shares.

In addition, under our Operating Agreement, LandBridge Holdings has certain consent rights with respect to approval of certain business matters, incurrence of indebtedness and transactions for so long as LandBridge Holdings beneficially owns at least 40% of our outstanding common shares.

As a result, our public shareholders have no right to nominate a majority of the members of our board or approve certain transactions for so long as LandBridge Holdings beneficially owns at least 40% of our outstanding common shares. See “Description of Shares,” “Our Operating Agreement—Shareholder’s Agreement,” “Our Operating Agreement—Anti-Takeover Effects of Delaware Law and Our Operating Agreement” and “Our Operating Agreement—Anti-Takeover Effects of Delaware Law and Our Operating Agreement—Consent Rights.”

Redemption Rights

Under the OpCo LLC Agreement (as defined below), each holder of an OpCo Unit (“OpCo Unitholder”) and any permitted transferee thereof (other than us) has, subject to certain limitations, the right (the “Redemption Rights”) to cause OpCo to acquire all or a portion of its OpCo Units (along with the cancellation of a corresponding number of our Class B shares) for, at OpCo’s election, (i) Class A shares at a redemption ratio of one Class A share for each OpCo Unit redeemed, subject to applicable conversion rate adjustments, or (ii) cash in an amount equal to the Cash Election Amount (as defined below) of such Class A shares, subject to the Equity Offering Condition (as defined below). Alternatively, upon the exercise of the Redemption Right, we (instead of OpCo) will have the right (the “Call Right”) to acquire each tendered OpCo Unit directly from the redeeming OpCo Unitholder for, at our election, (x) one Class A share, subject to applicable conversion rate adjustments, or (y) cash in an amount equal to the Cash Election Amount of such Class A shares, subject to the Equity Offering Condition. We may exercise the Call Right only if an OpCo Unitholder first exercises its Redemption Right, and an OpCo Unitholder may exercise its Redemption Right in its discretion. In connection with any redemption of OpCo Units pursuant to the Redemption Right or acquisition of OpCo Units pursuant to the Call Right, a corresponding number of Class B shares held by the redeeming OpCo Unitholder will be cancelled. The OpCo LLC Agreement and our Operating Agreement contain provisions effectively linking each OpCo Unit with one of our Class B shares such that Class B shares cannot be transferred without transferring a corresponding number of OpCo Units and vice versa. For additional information, please see “Description of Shares—OpCo LLC Agreement.”

RISK FACTORS

Our Class A shares offered by this prospectus supplement and the accompanying base prospectuses involve a high degree of risk. You should read carefully the risks and uncertainties described under the heading “Item 1A. Risk Factors” in our 2024 Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which is incorporated herein by reference, together with all of the other information included in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference, in evaluating an investment in our Class A shares. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Class A shares could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our Class A shares, you should also refer to the other information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this offering and our Class A shares

The prevailing market price of our Class A shares may be volatile.

The prevailing market price of our Class A shares may fluctuate due to a variety of factors, including:

•	general market conditions, including fluctuations in commodity prices and high interest rates and related changes in monetary policy;

•	our operating and financial performance;

•	the number of identified drilling locations and our reserves estimates;

•	quarterly variations in the rate of growth of our financial indicators, such as net income per Class A share, net income and revenues, capital expenditures, production and unit costs;

•	the public reaction to our press releases (including press releases relating to this offering), our other public announcements and our filings with the SEC;

•	strategic actions by our competitors;

•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

•	speculation in the press or investment community;

•	the failure of research analysts to cover our Class A shares;

•	sales of our Class A shares by us or other shareholders or the perception that such sales may occur;

•	changes in accounting principles, policies, guidance, interpretations or standards;

•	additions or departures of key management personnel;

•	actions by our shareholders;

•	domestic and international economic, geopolitical, legal and regulatory factors unrelated to our performance;

•

general economic and political conditions, such as the effects of a pandemic, recessions, changes in interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism, including the Russia-Ukraine war, as well as heightened tensions in the Middle East; and

•	the realization of any risks described in this “Risk Factors” section or in the “Risk Factors” section in our 2024 Form 10-K, incorporated by reference herein.

These market and industry factors may materially reduce the prevailing market price of Class A shares regardless of our operating performance.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares.

Except as described in “Underwriting,” we are not restricted from issuing additional common shares, including securities that are convertible into or exchangeable for, or that represent a right to receive, common shares. Any issuance of additional common shares or convertible securities will dilute the ownership interest of our common shareholders. Sales of a substantial number of common shares or other equity-related securities in the public market, or the perception that these sales could occur, could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares or other equity-related securities would have on the market price of our common shares.

In addition, pursuant to certain registration rights agreements, including the RRA (as defined below) that we entered into with the Selling Shareholder, at any of certain holders’ election, we are generally required, subject to certain limitations, to assist them in a secondary offering and sale of the Class A shares they hold (or may hold in the future upon the exercise of their Redemption Right, as applicable) in accordance with the applicable registration rights agreement. Any such sales of Class A shares by such holders, or expectations thereof, could similarly have the effect of depressing the market price for our Class A shares.

The Company, its executive officers and certain of its directors and the Selling Shareholder, and certain of its affiliates, have entered into lock-up agreements with the underwriter under which the Company and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of their common shares without the permission of the underwriter for a period of 60 days following the date of this prospectus supplement (the “Lock-Up Period”). When the Lock-Up Period expires, we and such individuals and entities will be able to sell our common shares in the public market upon the expiration of the Lock-Up Period, subject to compliance with applicable securities laws restrictions.

The declaration of dividends and any repurchases of our common shares are each within the discretion of our board of directors based upon a review of relevant considerations, and there is no guarantee that we will pay any dividends on or repurchase common shares in the future or at levels anticipated by our shareholders.

Dividends, whether fixed or variable, and share repurchases are authorized and determined by our board of directors in its sole discretion and depend upon a number of factors, including the Company’s financial results, cash requirements and future prospects, restrictions in our debt agreements, as well as such other factors deemed relevant by our board of directors.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Class A shares being offered by the Selling Shareholder under this prospectus supplement. The Selling Shareholder will receive all of the net proceeds from the sale of these shares. See the section titled “Selling Shareholder.”

REDEMPTION OF OPCO UNITS AND CANCELLATION OF CLASS B SHARES

Each OpCo Unitholder holds one Class B share for each OpCo Unit held by such OpCo Unitholder. Pursuant to the OpCo LLC Agreement, each OpCo Unitholder (other than us) has, subject to certain limitations, the right to cause OpCo to acquire all or a portion of its OpCo Units for Class A shares (or cash, at OpCo’s election) at a redemption ratio of one Class A share for each OpCo Unit redeemed, subject to applicable conversion rate adjustments. In connection with any such redemption of OpCo Units, a corresponding number of Class B shares held by such OpCo Unitholder will be cancelled. Please see “Description of Shares—OpCo LLC Agreement.” Beneficial ownership of OpCo Units is not reflected as beneficial ownership of our Class A shares for which such OpCo Units may be redeemed.

As the OpCo Unitholders cause their OpCo Units to be redeemed, holding other assumptions constant, our membership interest in OpCo will be correspondingly increased, the number of Class A shares outstanding will be increased, and the number of Class B shares will be decreased.

DESCRIPTION OF SHARES

As of November 14, 2025, 25,338,199 Class A shares are issued and outstanding, 51,750,916 Class B shares are issued and outstanding and no preferred shares are issued and outstanding.

The following summary of Class A shares, Class B shares and preferred shares does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our Operating Agreement and our certificate of formation, which are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Class A shares

Voting Rights. Except as provided by applicable law or in the First Amended and Restated Limited Liability Company Agreement of LandBridge Company LLC, dated as of July 1, 2024 (our “Operating Agreement”), holders of Class A shares are entitled to one vote per share held of record on all matters to be voted upon by our shareholders generally. Holders of our Class A shares and Class B shares vote together as a single class on all matters presented to our shareholders for their vote or approval, except with respect to the amendment of certain provisions of our Operating Agreement that would alter or change the powers, preferences or special rights of the Class B shares so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the Class B shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law. The holders of Class A shares do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of our Class A shares are entitled to ratably receive, in proportion to the Class A shares held by them, dividends (payable in cash, shares or otherwise) when and if declared by our board of directors, from time to time in its discretion, out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred shares. To the extent OpCo makes distributions to us and the OpCo Unitholders, including LandBridge Holdings, we intend to pay dividends in respect of our Class A shares out of some or all of such dividends, if any, remaining after the payment of taxes and other expenses. However, because our board of directors may determine to pay or not pay dividends in respect of our Class A shares based on the factors described above, holders of our Class A shares may not necessarily receive dividends, even if OpCo makes such distributions to us.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A shares are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and the liquidation preference of any of our outstanding preferred shares.

Other Matters. Class A shares have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no sinking fund provisions applicable to the Class A shares. All outstanding Class A shares are fully paid and non-assessable.

Class B shares

Generally. OpCo Unitholders will have a number of votes in us equal to the aggregate number of OpCo Units that they hold. Class B shares cannot be transferred except in connection with a permitted transfer of a corresponding number of OpCo Units and vice versa.

Voting Rights. Except as provided by applicable law or in our Operating Agreement, holders of our Class B shares are entitled to one vote per share held of record on all matters to be voted upon by our shareholders generally. Holders of our Class A shares and Class B shares vote together as a single class on all matters presented to our shareholders for their vote or approval, except with respect to the amendment of certain provisions of our Operating Agreement that would alter or change the powers, preferences or special rights of Class B shares so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law. The holders of Class B shares do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of our Class B shares do not have any right to receive dividends, unless the dividend consists of our Class B shares or of rights, options, warrants or other securities convertible or exercisable into or redeemable for Class B shares paid proportionally with respect to each outstanding Class B share and dividends consisting of Class A shares or of rights, options, warrants or other securities convertible or exercisable into or redeemable or exchangeable for Class A shares on the same terms is simultaneously paid to the holders of Class A shares.

Liquidation Rights. Holders of our Class B shares do not have any right to receive any distribution upon our liquidation, dissolution or other winding up.

Other Matters. Class B shares have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class B shares. All currently outstanding Class B shares are fully paid and non-assessable.

Preferred Shares

Pursuant to our Operating Agreement, our board of directors by resolution may establish and issue from time to time one or more classes or series of preferred shares, with such number, powers, preferences, rights, qualifications, limitations, restrictions and designations, which may include distribution rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by our board of directors without any further shareholder approval, subject to any limitations prescribed by law. The rights with respect to a series of preferred shares may be more favorable to the holder(s) thereof than the rights attached to our common shares. It is not possible to state the actual effect of the issuance of any preferred shares on the rights of holders of our common shares until our board of directors determines the specific rights attached to such preferred shares. Except as provided by law or in a preferred share designation, the holders of preferred shares will not be entitled to vote at or receive notice of any meeting of shareholders. The effect of issuing preferred shares may include, among other things, one or more of the following:

•	restricting any dividends in respect of our Class A shares;

•	diluting the voting power of our common shares, including our Class A shares, or providing that holders of preferred shares have the right to vote on matters as a separate class;

•	impairing the liquidation rights of our Class A shares; or

•	delaying or preventing a change of control of us.

In addition, if we issue preferred shares, OpCo will concurrently issue to us an equal number of preferred units, corresponding to the preferred shares issued by us, and such preferred units will have substantially the same rights to distributions and other economic rights as those of our preferred shares.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company serves as the registrar and transfer agent for the Class A shares.

Transfer of Common Shares

Upon the transfer of a common share in accordance with our Operating Agreement, the transferee of the common share shall be admitted as a member with respect to the class of common shares transferred when such transfer and admission are reflected in our books and records. Each transferee:

•	automatically becomes bound by the terms and conditions of our Operating Agreement;

•	represents that the transferee has the capacity, power and authority to enter into our Operating Agreement; and

•	makes the consents, acknowledgements and waivers contained in our Operating Agreement.

We will cause any transfers to be recorded on our books and records from time to time (or shall cause the registrar and transfer agent to do so, as applicable).

Upon a shareholder’s election of a broker, dealer or other person to serve as nominee, agent or in some other representative capacity for such beneficial owner, we intend to treat such nominee holder as the absolute owner of the applicable common shares until we are notified of the revocation of such election. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder. Such treatment may limit the beneficial owner’s recourse against us with respect to matters taken by the nominee holder pursuant to such agreement. To the extent a shareholder nominates a broker, dealer or other person to act as nominee, agent or in some other representative capacity for such shareholder, such shareholder should coordinate with such representative to communicate its intention with respect to exercising its rights as a shareholder.

Common shares are securities and any transfers are subject to the laws governing the transfer of securities. Until a common share has been transferred on our books, we and the transfer agent may treat the record holder of the common share as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Registration Rights

The Selling Shareholder is entitled to registration rights with respect to its common shares, as described in the section titled “Selling Shareholder—Registration Rights Agreement.”

Listing

Our Class A shares are listed on the NYSE and NYSE Texas under the symbol “LB.”

OpCo LLC Agreement

The OpCo limited liability company agreement (the “OpCo LLC Agreement”), as amended, is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, and the following description of the OpCo LLC Agreement is qualified in its entirety by reference thereto.

Under the OpCo LLC Agreement, each holder of an OpCo Unit, subject to certain limitations, has a Redemption Right to cause OpCo to acquire all or a portion of its OpCo Units (along with the cancellation of a corresponding number of our Class B shares) for, at OpCo’s election, (i) Class A shares at a redemption ratio of one Class A share for each OpCo Unit redeemed, subject to applicable conversion rate adjustments, or (ii) cash in an amount equal to the Cash Election Amount of such Class A shares, subject to the Equity Offering Condition. OpCo will determine whether to issue Class A shares or pay cash in an amount equal to the Cash Election Amount in lieu of the issuance of Class A shares based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A shares (including the trading price for the Class A shares at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of additional common shares) to acquire the OpCo Units and alternative uses for such cash. Alternatively, upon the exercise of the Redemption Right, we (instead of OpCo) will have the Call Right to, for administrative convenience, acquire each tendered OpCo Unit directly from the redeeming OpCo Unitholder for, at our election, (x) one Class A share, subject to applicable conversion rate adjustments, or (y) cash in an amount equal to the Cash Election Amount of such Class A shares, subject to the Equity Offering Condition. We may exercise the Call Right only if an OpCo Unitholder first exercises its Redemption Right, and an OpCo Unitholder may exercise its Redemption Right in its discretion. As the sole managing member of OpCo, our decision to pay the Cash Election Amount upon an exercise of the Redemption Right or Call Right may be made by a conflicts committee consisting solely of independent directors. In connection with any redemption of OpCo Units pursuant to the Redemption Right or acquisition of OpCo Units pursuant to the Call Right, a corresponding number of Class B shares held by the redeeming OpCo Unitholder will be automatically cancelled.

In September 2024, the OpCo LLC Agreement was amended to, among other things, provide that so long as a redeeming holder and its affiliates own at least 40% of the voting power of the Company, (i) OpCo may elect to settle a redemption by such holder in cash only to the extent that, prior to or contemporaneously with making such election, the Company issues a number of Company Equity Securities (as defined in the OpCo LLC Agreement) at least equal to the number of OpCo Units subject to such redemption and contributes to OpCo an amount in cash equal to the net proceeds received by the Company from the issuance of such Company Equity Securities, and (ii) the Company may make a cash election in connection with its exercise of the Call Right with respect to a redemption by such holder only to the extent that, prior to or contemporaneously with making such election, the Company issues a number of Company Equity Securities at least equal to the number of OpCo Units subject to such redemption (in each case, the “Equity Offering Condition”).

Our acquisition (or deemed acquisition for U.S. federal income tax purposes) of OpCo Units pursuant to an exercise of the Redemption Right or the Call Right is expected to result in adjustments to the tax basis of the tangible and intangible assets of OpCo, and such adjustments will be allocated to us. These adjustments would not have been available to us absent such acquisition or deemed acquisition of OpCo Units and, to the extent the adjustments are allocable to assets of OpCo other than its interest in DBR REIT LLC, are expected to produce tax deductions from depletion, depreciation and amortization that reduce the amount of cash tax that we would otherwise be required to pay in the future.

Our Operating Agreement contains provisions effectively linking each OpCo Unit with one of our Class B shares such that Class B shares cannot be transferred without transferring an equal number of OpCo Units and vice versa.

As the OpCo Unitholders cause their OpCo Units to be redeemed, holding other assumptions constant, our membership interest in OpCo will be correspondingly increased, the number of Class A shares outstanding will be increased, and the number of Class B shares will be decreased.

“Cash Election Amount” means, with respect to the Class A shares to be delivered to the redeeming OpCo Unitholder by OpCo pursuant to the Redemption Right or the Call Right, as applicable, (i) the amount of cash that would be received if the number of Class A shares to which the redeeming OpCo Unitholder would otherwise be entitled were sold at a per share price equal to the trailing 10-day volume weighted average price of a Class A share on such redemption date, net of actual or deemed offering expenses or (ii) if the Class A shares no longer trade on a securities exchange or automated or electronic quotation system, an amount equal to the Fair Market Value (as defined in the OpCo LLC Agreement) of one Class A share that would be obtained in an arms’ length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell and without regard to the particular circumstances of the buyer or seller.

Under the OpCo LLC Agreement, subject to the obligation of OpCo to make tax distributions and to reimburse us for our corporate and other overhead expenses, we have the right to determine when dividends will be paid to the OpCo Unitholders and the amount of any such dividends.

If we authorize dividends, such dividends will be paid to the OpCo Unitholders generally on a pro rata basis in accordance with their respective percentage ownership of OpCo Units.

The OpCo Unitholders, including us, are allocated their proportionate share of any taxable income or loss of OpCo pursuant to the OpCo LLC Agreement and will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of OpCo. Net profits and net losses of OpCo generally will be allocated to OpCo Unitholders on a pro rata basis in accordance with their respective percentage ownership of OpCo Units, except that certain non-pro rata adjustments will be required to be made to reflect built-in gains and losses and tax depletion, depreciation and amortization with respect to such built-in gains and losses. The OpCo LLC Agreement provides, to the extent cash is available and subject to the terms of any current or future debt or other arrangements, for pro rata tax distributions to the OpCo Unitholders in an amount generally intended to allow such holders to satisfy their respective income tax liabilities with respect to their allocable share of the income of OpCo, based on certain assumptions and conventions, provided that the distribution will be sufficient to allow us to satisfy our actual tax liabilities.

The OpCo LLC Agreement provides that, except as otherwise determined by us or in connection with the exercise of the Call Right, at any time we issue a Class A share or any other equity security, the net proceeds received by us with respect to such issuance, if any, shall be concurrently invested in OpCo, and OpCo shall issue to us one OpCo Unit or other economically equivalent equity interest. Conversely, if at any time any Class A shares are redeemed, repurchased or otherwise acquired, OpCo shall redeem, repurchase or otherwise acquire an equal number of OpCo Units held by us, upon the same terms and for the same price, as the Class A shares are redeemed, repurchased or otherwise acquired.

Under the OpCo LLC Agreement, the members have agreed that LandBridge Holdings, Five Point and WaterBridge, as well as their affiliates, will be permitted to engage in business activities or invest in or acquire businesses that may compete with our business or do business with any client of ours.

OUR OPERATING AGREEMENT

Organization and Duration

We were formed as a Delaware limited liability company on September 27, 2023 and will remain in existence until dissolved in accordance with our Operating Agreement.

Purpose

Under our Operating Agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing our common shares and such transfer being reflected on our transfer agent’s books and records, you will be admitted as a member of our limited liability company and will be deemed to have agreed to be bound by the terms of our Operating Agreement.

Pursuant to our Operating Agreement, each shareholder and each person who acquires a common share from a shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of our officers and board of directors, as applicable, the authority to make certain amendments to, and to make consents and waivers under and in accordance with, our Operating Agreement.

Amendment of Our Operating Agreement

Amendments to our Operating Agreement may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment, our board of directors is required to call a meeting of our shareholders to consider and vote upon the proposed amendment or, prior to when LandBridge Holdings and certain of its affiliates under common control no longer beneficially own or control the voting of more than 40% of our outstanding common shares (the “Trigger Event”), may seek written approval of the holders of the number of common shares required to approve the amendment. An amendment must be approved by (i) prior to the Trigger Event, the affirmative vote of the holders of a majority of our then-outstanding common shares and (ii) after the Trigger Event, the affirmative vote of the holders of at least 66 2/3% of our then-outstanding common shares.

Prohibited Amendments. No amendment may be made that would:

•	enlarge the obligations of any shareholder without such shareholder’s consent, unless approved by at least a majority of the type or class of common shares so affected;

•	provide that we are not dissolved upon an election to dissolve our company by our board of directors that is approved by holders of a majority of outstanding common shares;

•	change the term of existence of our company; or

•

give any person the right to dissolve our company other than our board of directors’ right to dissolve our company with the approval of holders of a majority of the total combined voting power of our outstanding common shares.

No Shareholder Approval. Our board of directors may generally make amendments to our Operating Agreement without the approval of any shareholder or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of shareholders in accordance with our Operating Agreement;

•

the merger of our company or any of its subsidiaries into, or the conveyance of all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity;

•

a change that our board of directors determines to be necessary or appropriate for us to qualify or continue our qualification as a company in which our members have limited liability under the laws of any state;

•	a change in our legal form from a limited liability company to a corporation;

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an amendment that our board of directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our board of directors or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment that our board of directors determines to be necessary or appropriate for the authorization of additional securities;

•	any amendment expressly permitted in our Operating Agreement to be made by our board of directors acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our Operating Agreement;

•

any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our Operating Agreement;

•	a change in our fiscal year or taxable year and related changes;

•	an amendment that sets forth the designations, rights, preferences, and duties of any class or series of shares; and

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our board of directors may make amendments to our Operating Agreement without the approval of any shareholder or assignee if our board of directors determines that those amendments:

•	do not adversely affect the shareholders in any material respect;

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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are necessary or appropriate to facilitate the trading of common shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Class A shares are or will be listed for trading, compliance with any of which our board of directors deems to be in the best interests of us and our shareholders;

•	are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of common shares under the provisions of our Operating Agreement; or

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are required to effect the intent expressed in this prospectus supplement and the accompanying base prospectus or the intent of the provisions of our Operating Agreement or are otherwise contemplated by our Operating Agreement.

Termination and Dissolution

We will continue as a limited liability company until dissolved pursuant to our Operating Agreement. We will dissolve upon: (1) the election of our board of directors to dissolve us, if approved by the holders of a majority of our outstanding common shares; (2) the entry of a decree of judicial dissolution of the Company; or (3) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware Limited Liability Company Act (“Delaware LLC Act”).

Upon dissolution, our affairs will be wound up and our assets, including the proceeds from any liquidation thereof, will be applied and distributed in the following manner: (i) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of our liabilities, (ii) second, to establish cash reserves for contingent or unforeseen liabilities and (iii) third, to the members in proportion to the number of Class A shares owned by each of them, subject to any preferential rights held by preferred shareholders, if any.

Books and Reports

We are required to keep appropriate books and records of our business at our principal offices, which may be kept electronically. The books and records will be maintained for both tax and financial reporting, as well as general company purposes. For financial reporting and tax purposes, our fiscal year is the calendar year. Our Operating Agreement provides that our shareholders have the right, subject to certain restrictions stated therein, to obtain access to certain of our books and records, including our share ledger and list of shareholders, upon reasonable demand for any purpose reasonably related to such shareholder’s interest as a shareholder. We will use commercially reasonable efforts to furnish to shareholders an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by our independent public accountants. We will be deemed to have made any such report available if we file such report with the SEC on EDGAR or make the report available on a publicly available website that we maintain.

Anti-Takeover Effects of Delaware Law and Our Operating Agreement

The following is a summary of certain provisions of our Operating Agreement that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt via proxy contest or otherwise, or the removal of our incumbent officers and directors, that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the Class A shares. These provisions may also have the effect of preventing changes in our management. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and the promotion of shareholder interests.

Issuance of Additional Interests

Our Operating Agreement authorizes us to issue an unlimited number of additional limited liability company interests of any type without the approval of our shareholders, subject to the rules of the NYSE and NYSE Texas. Any issuance of additional Class A shares or other limited liability company interests would result in a corresponding decrease in the proportionate ownership interests in us represented by, and could adversely affect the cash distributions related to and market price of, Class A shares then outstanding. These additional limited liability company interests may be utilized for a variety of corporate purposes, including future offerings to repay debt obligations, raise additional capital and fund corporate acquisitions. The existence of authorized but unissued limited liability company interests could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute-Section 203

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Our Operating Agreement does not elect to have Section 203 of the Delaware General Corporation Law (“DGCL”), which restricts certain business combinations with interest shareholders in certain situations, apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the transaction is approved by the board of directors before the date the interested shareholder attained that status;

•

upon consumption of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of shareholders by at least two-thirds of the outstanding shares that is not owned by the interested shareholder.

For purposes of Section 203 of the DGCL, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting shares.

Other Provisions of Our Operating Agreement

Our Operating Agreement provides that our board of directors shall consist of not less than nine directors, as the board of directors may from time to time determine. We have a single class of directors, and directors are subject to re-election on an annual basis at each annual meeting of shareholders.

After the Trigger Event, our board of directors will be divided into three classes that are as nearly equal in number as is reasonably possible and each director will be assigned to one of the three classes; provided that LandBridge Holdings shall have the right to designate the initial class assigned to each director immediately following the occurrence of the Trigger Event. After the Trigger Event, at each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors following the Trigger Event. The classified board provision could increase the likelihood that incumbent directors will retain their positions after the Trigger Event. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be viewed by our shareholders to be in their best interest.

Our Operating Agreement does not provide for cumulative voting in the election of directors, which means that the holders of a majority of our issued and outstanding common shares can elect all of the directors standing for election, and the holders of the remaining common shares will not be able to elect any directors. LandBridge Holdings’ initial beneficial ownership of greater than 50% of our common shares means LandBridge Holdings will be able to control matters requiring shareholder approval, which includes the election of directors.

In addition, our Operating Agreement provides that after the Trigger Event, the affirmative vote of the holders of not less than two-thirds in voting power of all then-outstanding common shares entitled to vote generally in the election of our board of directors, voting together as a single class, shall be required to remove any director from office, and such removal may only be for “cause” (prior to such time, a director or the entire board of directors may be removed, with or without cause, at any time, by the affirmative vote of the holders of a majority of the total combined voting power of all of our outstanding common shares then entitled to vote at an election of directors).

After the Trigger Event, all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred shares, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (prior to such time, vacancies may also be filled by shareholders holding a majority of the then-outstanding common shares entitled to vote generally in the election of directors voting together as a single class).

Pursuant to our Operating Agreement, preferred shares may be issued from time to time, and the board of directors is authorized to determine and alter all designations, preferences, rights, powers and duties thereof without limitation. See “Description of Shares—Preferred Shares.”

Consent Rights

Pursuant to our Operating Agreement, for so long as LandBridge Holdings and certain affiliates beneficially own at least 40% of our outstanding common shares, we have agreed not to take, and will take all necessary action to cause our subsidiaries not to take, the following direct or indirect actions (or enter into an agreement to take such actions) without the prior consent of LandBridge Holdings:

•	increasing or decreasing the size of our board of directors, committees of our board of directors or boards and committees of our subsidiaries;

•	terminating our chief executive officer or removing the Chairman of our board of directors and/or hiring or appointing either of their successors;

•	agreeing to or entering into any transaction that would result in a change of control of the Company or enter into definitive agreements with respect to a change of control transaction;

•

incurring debt for borrowed money (or liens securing such debt) in an amount that would result in outstanding debt that exceeds our Adjusted EBITDA for the four quarter period immediately prior to the proposed date of the incurrence of such debt by 4.00 to 1.00;

•

authorizing, creating (by way of reclassification, merger, consolidation or otherwise) or issuing any equity securities of any kind (other than pursuant to any equity compensation plan approved by our board of directors or a committee of our board of directors or intra-company issuances among the Company and our subsidiaries);

•

making any voluntary election to liquidate or dissolve or commence bankruptcy or insolvency proceedings or the adoption of a plan with respect to any of the foregoing or any determination not to oppose such an action or proceeding commenced by a third party;

•

selling, transferring or disposing of assets outside the ordinary course of business in a transaction or series of transactions with a fair market value in excess of 2% of our Consolidated Net Tangible Assets (as defined in the Operating Agreement) determined as of the end of the most recently completed fiscal quarter or year, as applicable, immediately, prior to the proposed date of the consummation of such transaction or such series of transactions; and

•	any amendment, modification or waiver of the consent rights described in the clauses above.

Additionally, for so long as LandBridge Holdings and certain affiliates beneficially own at least 10% of our outstanding common shares, we and our subsidiaries may not, without the approval of LandBridge Holdings, make any amendment, modification or waiver of our Operating Agreement or any other of our governing documents that materially and adversely affects LandBridge Holdings.

Ability of Our Shareholders to Act

Prior to the Trigger Event, special shareholder meetings may be called at the request of our shareholders holding a majority of the then-outstanding common shares entitled to vote generally in the election of directors voting together as a single class. After the Trigger Event, our Operating Agreement will not permit our shareholders to call special shareholders meetings. Special meetings of shareholders may also be called by a majority of the board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers include the authority to call such meetings. Written notice of any special meeting so called shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Prior to the Trigger Event, our Operating Agreement will allow our shareholders to act by written consent in lieu of a meeting of such shareholders, subject to the rights of the holders of any series of our preferred shares with respect to such series. After the Trigger Event, our shareholders may not act by written consent and may only take action at a duly called annual or special meeting of our shareholders.

Our Operating Agreement establishes advance notice procedures with respect to shareholder proposals and nominations of persons for election to our board of directors, other than nominations made by or at the direction of our board of directors or any committee thereof. In addition to any other applicable requirements, our Operating Agreement provides that for business to be properly brought before an annual meeting by a shareholder, including proposals to nominate candidates for election as directors at a meeting of shareholders, such shareholder must have given timely notice thereof in proper written form to our corporate secretary. To be timely, a shareholder’s notice must be delivered to or mailed to and received at our principal executive offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary of the date on which we first made publicly available (whether by mailing, by filing with the SEC or by posting on an internet website) our proxy materials for the immediately preceding annual meeting of shareholders; provided, however, that in the event that no annual meeting of shareholders was held in the previous year, or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public disclosure of the date of the annual meeting was made and (ii) in the case of a special meeting, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public disclosure of the date of the special meeting was made. Pursuant to our Operating Agreement, any shareholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of Rule 14a-19 of the Exchange Act at the time such shareholder complies with the earlier deadlines in the advance notice provisions of the Operating Agreement. For any nominations or any other business to be properly brought before an annual or special meeting by LandBridge Holdings or any other person that becomes party to, or bound by the provisions of, the Shareholder’s Agreement, such person must submit notice thereof not later than the later of the close of business on the 30th day prior to the date the we first file our preliminary or definitive proxy statement related to such meeting pursuant to the Exchange Act or the tenth day following the day on which public announcement is first made of the date of the special meeting, and we and such person shall cooperate reasonably and in good faith with respect to the inclusion of such matters to be considered at such meeting.

Duties of Officers and Directors

Our Operating Agreement provides that our business and affairs shall be managed under the direction of our board of directors, which shall have the power to appoint our officers. Our Operating Agreement further provides that the authority and function of our board of directors and officers shall be identical to the authority and functions of a board of directors and officers of a corporation organized under the DGCL, except as expressly modified by the terms of the Operating Agreement. Finally, our Operating Agreement provides that except as specifically provided therein, the fiduciary duties and obligations owed to our limited liability company and to our members shall be the same as the respective duties and obligations owed by officers and directors of a corporation organized under the DGCL to their corporation and stockholders, respectively, except as expressly modified by the terms of the Operating Agreement.

There are certain provisions in our Operating Agreement that modify duties and obligations owed by our directors and officers from those required under the DGCL and provide for exculpation and indemnification of our officers and directors that differ from the DGCL. First, our Operating Agreement provides that to the fullest extent permitted by applicable law, our directors or officers will not be liable to us. In contrast, under the DGCL, a director or officer would be liable to us for (i) breach of the duty of loyalty to us or our shareholders, (ii) intentional misconduct or knowing violations of the law that are not done in good faith, (iii) improper redemption of shares or declaration of dividends, or (iv) a transaction from which the director derived an improper personal benefit.

Second, our Operating Agreement provides that we must indemnify our directors and officers for acts or omissions to the fullest extent permitted by law. In contrast, under the DGCL, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in a criminal action, if the officer or director had no reasonable cause to believe his or her conduct was unlawful.

Third, our Operating Agreement provides that in the event a potential conflict of interest exists or arises between any of our directors, officers, equity owners or their respective affiliates, including LandBridge Holdings, Five Point and WaterBridge, on the one hand, and us, any of our subsidiaries or any of our public shareholders, on the other hand, a resolution or course of action by our board of directors shall be deemed approved by all of our shareholders, and shall not constitute a breach of the fiduciary duties of members of the board to us or our shareholders, if such resolution or course of action is (i) approved by a conflicts committee or other committee of our board of directors, as applicable, which is composed entirely of independent directors, (ii) approved by shareholders holding a majority of our common shares that are disinterested parties, (iii) determined by our board of directors to be on terms that, when taken together in their entirety, are no less favorable than those generally provided to or available from unrelated third parties or (iv) determined by our board of directors to be fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us). In contrast, under the DGCL, a corporation is not permitted to automatically exempt board members from claims of breach of fiduciary duty under such circumstances.

Fourth, our Operating Agreement provides that, in our capacity as the managing member of OpCo, our board of directors may approve amendments to the OpCo LLC Agreement relating to the mechanics of a redemption of OpCo Units (together with the cancellation of a corresponding number of Class B shares) for Class A shares without any duty to us.

In addition, our Operating Agreement provides that all conflicts of interest described in the prospectus relating to our initial public offering have been deemed to have been specifically approved by all of our shareholders.

Election of Members of Our Board of Directors

Prior to the Trigger Event, members of our board of directors will be elected by the holders of a majority of our issued and outstanding voting common shares entitled to vote generally thereon voting together as a single class. Our board of directors currently consists of 11 directors, serving as a single class and subject to re-election on an annual basis at each annual meeting of shareholders. After the Trigger Event, our board will be divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, with the terms staggered so that the term of only one class of directors expires at each annual meeting;

provided that LandBridge Holdings shall have the right to designate the initial class assigned to each director immediately following the occurrence of the Trigger Event. The initial terms of the Class I, Class II and Class III directors will expire at the first, second and third, respectively, annual meeting following the Trigger Event. After the Trigger Event, any vacancy on the board of directors may be filled by a majority of the directors then in office, even if less than a quorum, subject to the rights of holders of a series of our preferred shares, if applicable.

Removal of Members of Our Board of Directors

Prior to the Trigger Event, a director or the entire board of directors may be removed, with or without cause, at any time, by holders of a majority of the total combined voting power of all of our outstanding common shares then entitled to vote at an election of directors. After the Trigger Event, the affirmative vote of the holders of not less than two-thirds in voting power of all our then-outstanding common shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office, and such removal may only be for “cause.” After the Trigger Event, any vacancy in the board of directors caused by any such removal may only be filled by the affirmative vote of a majority of directors then in office. Prior to the Trigger Event, vacancies may also be filled by shareholders holding a majority of our then-outstanding common shares entitled to vote generally in the election of directors voting together as a single class.

Limited Liability

The Delaware LLC Act provides that a member who receives a distribution from a Delaware limited liability company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware LLC Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability.

Our subsidiaries currently conduct business only in the states of Texas and New Mexico. We may decide to conduct business in other states, and maintenance of limited liability for us, as a member of our operating subsidiaries, may require compliance with legal requirements in the jurisdictions in which the operating subsidiaries conduct business, including qualifying our subsidiaries to do business there. Limitations on the liability of shareholders for the obligations of a limited liability company have not been clearly established in certain jurisdictions. We will operate in a manner that our board of directors considers reasonable and necessary or appropriate to preserve the limited liability of our shareholders.

Forum Selection

Our Operating Agreement provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, other employees or agents to us or our shareholders;

•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the Delaware LLC Act or our Operating Agreement; or

•	any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine.

Our Operating Agreement provides that, to the fullest extent permitted by applicable law, the United States District Court for the District of Delaware will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act, the Securities Act or any other claim for which the federal courts have exclusive jurisdiction. Our Operating Agreement also provides that any person or entity purchasing or otherwise acquiring any interest in our shares will be deemed to have notice of, and to have consented to, these exclusive forum provisions. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our Operating Agreement inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our results of operations, cash flows and financial position.

Limitations on Liability and Indemnification of Directors and Officers

Our Operating Agreement provides that to the fullest extent permitted by applicable law, our directors or officers will not be liable to us. Our Operating Agreement also provides that we must indemnify our directors and officers for acts and omissions to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities.

We are party to separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law against liabilities that may arise by reason of such director’s or executive officer’s service to us. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee, subject to certain exceptions. We intend to enter into indemnification agreements with our future directors.

We believe that these indemnification provisions, agreements and insurance are useful to attract and retain qualified directors and officers.

Corporate Opportunity

Under our Operating Agreement, to the extent permitted by law:

•

officers and directors and their respective affiliates and LandBridge Holdings, Five Point and WaterBridge, as well as their officers, directors and affiliates (each an “Unrestricted Party”) have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•

if any Unrestricted Party acquires knowledge of a potential business opportunity, transaction or other matter, they have no duty to offer or communicate such corporate opportunity to us, our shareholders or our affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and

•

in the event that any of our directors and officers who is also a director, officer or employee of LandBridge Holdings or any its affiliates, including Five Point and WaterBridge, acquire knowledge of such a corporate opportunity or is offered such a corporate opportunity, provided that this knowledge was not acquired using confidential information and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if LandBridge Holdings or any its affiliates, including Five Point and WaterBridge, pursues or acquires the corporate opportunity or if such person did not present the corporate opportunity to us.

Our Operating Agreement further provides that, at any time LandBridge Holdings beneficially owns less than 40% of our common shares, any amendment to or adoption of any provision inconsistent with our Operating Agreement’s provisions governing the renouncement of business opportunities must be approved by the affirmative vote of the holders of at least two-thirds of our then-outstanding common shares.

Shareholder’s Agreement

We are party to a shareholder’s agreement dated July 1, 2024 (the “Shareholder’s Agreement”) with LandBridge Holdings. As discussed further below, the Shareholder’s Agreement provides certain rights to LandBridge Holdings.

Our Shareholder’s Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our common shares beneficially owned by each) so that no amendment is made to our Operating Agreement in effect as of the date of the Shareholder’s Agreement that would add restrictions to the transferability of our common shares by LandBridge Holdings that are beyond those provided for in our Operating Agreement, the Shareholder’s Agreement or applicable securities laws, unless such amendment is approved by LandBridge Holdings.

The Shareholder’s Agreement provides that, subject to compliance with applicable law and NYSE rules, for so long as LandBridge Holdings and certain affiliates beneficially own at least 40% of our outstanding common shares, LandBridge Holdings shall be entitled to designate a number of directors equal to a majority of the board of directors, plus one director; and for so long as LandBridge Holdings and such affiliates beneficially own at least 30%, 20% and 10% of our outstanding common shares, LandBridge Holdings shall be entitled to designate at least three directors, two directors and one director, respectively. So long as LandBridge Holdings is entitled to designate one or more nominees to the board and notifies the board of directors of its desire to remove, with or without cause, any director previously designated by it to the board, we are required to take all necessary action to cause such removal. Further, so long as LandBridge Holdings has the right to designate at least one director to our board of directors, it will also have the right to appoint a number of board observers, who will be entitled to attend all meetings of the board in a non-voting, observer capacity, equal to the number of directors LandBridge Holdings is entitled to appoint.

The Shareholder’s Agreement will terminate upon LandBridge Holdings and its affiliates party thereto ceasing to beneficially own at least 10% of our common shares.

SELLING SHAREHOLDER

This prospectus supplement covers the offer and sale of up to 2,500,000 Class A shares by the Selling Shareholder identified below.

The Class A shares being offered hereby by the Selling Shareholder are issuable upon the redemption of OpCo Units, together with the cancellation of an equal number of Class B shares. Such Class B shares were acquired by the Selling Shareholder in connection with the corporate reorganization that occurred in connection with the IPO.

Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information does not necessarily indicate beneficial ownership for any other purpose. Common shares subject to currently exercisable and convertible securities currently convertible, or exercisable or convertible within 60 days after the date of this prospectus supplement, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

The following table sets forth information as of November 14, 2025 provided by the Selling Shareholder on or prior to such date regarding the beneficial ownership of common shares by the Selling Shareholder, the number of our Class A shares offered hereby by the Selling Shareholder and information with respect to common shares to be beneficially owned by the Selling Shareholder after completion of this offering. The number of common shares outstanding and percentages of beneficial ownership provided in the table below are based on the beneficial ownership as of November 14, 2025 and are based on 25,338,199 Class A shares and 51,750,916 Class B shares outstanding as of November 14, 2025. Information in the table below with respect to beneficial ownership has been furnished by the Selling Shareholder. We have not sought to verify the information provided by the Selling Shareholder.

	Shares Owned Before the Offering			Class A shares that may be sold hereby(3)	Shares Owned After the Offering (Assuming No Exercise of the Underwriter’s Option to Purchase Additional Class A shares)			Shares Owned After the Offering (Assuming Full Exercise of the Underwriter’s Option to Purchase Additional Class A shares)
Selling Shareholder(1):	Class A shares	Class B shares	Combined Voting Power(2)		Class A shares	Class B shares	Combined Voting Power(2)	Class A shares	Class B shares	Combined Voting Power(2)
LandBridge Holdings LLC(4)	—	51,093,505	66.3%	2,500,000	—	48,593,505	63.0%	—	48,218,505	62.5%

(1)

Subject to the terms of the OpCo LLC Agreement, OpCo Unitholders (other than us) have the right to cause OpCo to acquire all or a portion of their OpCo Units for Class A shares (or cash, at OpCo’s election) at a redemption ratio of one Class A share for each OpCo Unit redeemed. In connection with any such redemption of OpCo Units, a corresponding number of Class B shares will be cancelled. Please see “Description of Shares—OpCo LLC Agreement.” Beneficial ownership of OpCo Units is not reflected as beneficial ownership of our Class A shares for which such OpCo Units may be redeemed.

(2)

Represents percentage of voting power of our Class A shares and Class B shares voting together as a single class. OpCo Unitholders hold one Class B share for each OpCo Unit that they own. Each Class B share has no economic rights, but entitles the holder thereof to one vote. Accordingly, OpCo Unitholders collectively have a number of votes in us equal to the number of OpCo Units that they hold.

(3)	Includes our Class A shares issuable upon the redemption of OpCo Units, together with the cancellation of a corresponding number of our Class B shares.

(4)

LandBridge Holdings, which directly holds all of our Class B shares, is controlled by a board of managers consisting of four members. Five Point Energy Fund II AIV-VII LP (“Fund II”) and Five Point Energy Fund III AIV-VIII LP (“Fund III”), who collectively own 97.4% of the capital interests of LandBridge Holdings, have the right to appoint a majority of the members of the board of managers of LandBridge Holdings. Five Point Energy GP II LP is the sole general partner of Fund II. Five Point Energy GP II LLC is the sole general partner of Five Point Energy GP II LP. Five Point Energy GP III LP is the sole general partner of Fund III. Five Point Energy GP III LLC is the sole general partner of Five Point Energy GP III LP. Each of Five Point Energy GP II LLC and Five Point Energy GP III LLC is controlled by David N. Capobianco as each respective entity’s sole member. Mr. Capobianco may exercise voting and dispositive power over the Class B shares held by LandBridge Holdings and may be deemed to be the beneficial owner thereof. Mr. Capobianco disclaims beneficial ownership of Class B shares in excess of his pecuniary interest therein. The address of the foregoing persons is 5555 San Felipe Street, Suite 1200, Houston, Texas 77056.

Registration Rights Agreement

In connection with the closing of our initial public offering, we entered into a registration rights agreement with LandBridge Holdings (the “RRA”) pursuant to which we agreed to register under the federal securities laws the offer and resale of all Class A shares owned by or underlying the Class B shares and OpCo Units owned by LandBridge Holdings or certain of its affiliates or permitted transferees. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of Class A shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. Subject to certain exceptions, if at any time we propose to register an offering of Class A shares or conduct an underwritten offering, regardless of whether for our own account, then we must notify the holders of Registrable Securities (as defined in the RRA) or their permitted transferees of such proposal, to allow them to include a specified number of their Class A shares in that registration statement or underwritten offering, as applicable, including Class A shares issuable upon the redemption of the OpCo Units and the cancellation of a corresponding number of our Class B shares.

In accordance with the RRA, we will pay the expenses, other than underwriting discounts, selling commissions and applicable transfer taxes as well as certain fees and disbursements of counsel for the Selling Shareholder in connection with the sale of Class A shares by the Selling Shareholder pursuant to this prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Class A shares by a non-U.S. holder (as defined herein), that holds our Class A shares as a “capital asset” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the positions and conclusions described in the following summary, and there can be no assurance that the IRS, your tax advisor or a court will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain net investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws or any tax treaties or any other tax law other than the U.S. federal income tax law. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	tax-qualified retirement plans;

•

“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund) or any other person that is subject to special rules or exemptions under the Foreign Investment in Real Property Tax Act;

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our Class A shares under the constructive sale provisions of the Code;

•	persons that acquired our Class A shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	certain former citizens or long-term residents of the United States; and

•

persons that hold our Class A shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A SHARES ARISING UNDER THE U.S. FEDERAL

ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Class A shares that is not for U.S. federal income tax purposes a partnership or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our Class A shares to consult their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Class A shares by such partnership.

LandBridge Company LLC U.S. Federal Income Taxation

Although we were formed as a limited liability company, we have elected to be taxed as a corporation for U.S. federal income tax purposes. Thus, we are generally obligated to pay U.S. federal income tax on our worldwide net taxable income.

Dividends and Other Distributions

As described in the section entitled “Dividend Policy,” we expect to make dividends to our Class A shareholders in amounts determined from time to time by our board of directors. In the event we distribute cash or other property to our Class A shareholders, such distributions will constitute “dividends” for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent such distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our Class A shares (and will reduce such tax basis, but not below zero) and thereafter as capital gain from the sale or exchange of such Class A shares. See “—Gain on Sale or Other Taxable Disposition of Class A Shares.”

Subject to the withholding requirements under FATCA (as defined herein) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our Class A shares generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax (including backup withholding described below) if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Sale or Other Taxable Disposition of Class A Shares

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Additional Withholding Requirements under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding on any gain realized upon the sale or other disposition of our Class A shares unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

our Class A shares constitute United States real property interests by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the Class A shares, and as a result, such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, provided that our Class A shares are and continue to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Class A shares, more than 5% of our Class A shares will be treated as disposing of a U.S. real property interest and will be subject to U.S. federal income tax on any gain realized on the disposition of our Class A shares as a result of our status as a USRPHC. If our Class A shares were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of shares owned) would be treated as disposing of a U.S. real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A shares (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE FOREGOING RULES TO THEIR OWNERSHIP AND DISPOSITION OF OUR CLASS A SHARES, INCLUDING REGARDING POTENTIALLY APPLICABLE INCOME TAX TREATIES THAT MAY PROVIDE FOR DIFFERENT RULES.

Backup Withholding and Information Reporting

Any distributions paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A shares effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A shares effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A shares effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

The Foreign Account Tax Compliance Act (Sections 1471 through 1474 of the Code), and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our Class A shares and, subject to the U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of our Class A shares, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our Class A shares paid after January 1, 2019, would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our Class A shares.

INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of our Class A shares by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus supplement. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in our Class A shares with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of such Class A shares is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the Plan;

•	whether in the future there may be no market in which to sell or otherwise dispose of the Class A shares;

•

whether the acquisition or holding of such Class A shares will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see discussion under “—Prohibited Transaction Issues” below); and

•

whether the Plan will be considered to hold, as plan assets, (i) only such Class A shares or (ii) an undivided interest in our underlying assets (please see the discussion under “—Plan Asset Issues” below).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of

ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our Class A shares by an ERISA Plan with respect to which the issuer, the initial purchaser, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, our Class A shares should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Plan Asset Issues

Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in our Class A shares, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

The Department of Labor (the “DOL”) regulations provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:

(a)

the equity interests acquired by ERISA Plans are “publicly offered securities” (as defined in the DOL regulations)-i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are “freely transferable” (as defined in the DOL regulations), and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

(b)

the entity is an “operating company” (as defined in the DOL regulations) i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

(c)

there is no significant investment by benefit plan investors, which is defined to mean that immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, individual retirement accounts and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding our Class A shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of such Class A shares. Purchasers of our Class A shares have the exclusive responsibility for ensuring that their acquisition and holding of such Class A shares complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of our Class A shares to a Plan is in no respect a representation by us or any of our respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

UNDERWRITING

Goldman Sachs & Co. LLC is acting as the sole book-running manager in this offering. The Company, OpCo and the Selling Shareholder have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the Selling Shareholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase 2,500,000 Class A shares, at a price of $70.00 per share. Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of the Class A shares are purchased.

The underwriter proposes to offer the Class A shares from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NYSE, on NYSE Texas or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the Class A shares offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling Class A shares to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of Class A shares for whom it may act as agent or to whom it may sell as principal.

The underwriter is offering the Class A shares, subject to prior sale, when, as and if delivered to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Selling Shareholder expects to grant the underwriter a 30-day option to purchase up to an additional 375,000 Class A shares to cover sales by the underwriter in the initial offering of the Class A shares hereunder or in the open market.

We estimate that the total expenses of this offering payable by us will be approximately $700,000. We have also agreed to reimburse the Selling Shareholder for certain expenses incurred in connection with this offering. We have agreed to reimburse the underwriter for reasonable FINRA expenses in an amount up to $40,000.

In connection with this offering, the Company, its executive officers and certain of its directors and the Selling Shareholder, and certain of its affiliates, have agreed with the underwriter not to, subject to certain exceptions, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or transfer any of their Class A shares or securities convertible into or exchangeable for Class A shares during the period from the date of this prospectus continuing through the date 60 days after the date of this prospectus, except with the prior written consent of the underwriter. This agreement does not apply to any existing employee benefit plans.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

In connection with the offering, the underwriter may engage in stabilizing transactions, short sales transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriter of Class A shares in excess of the number of Class A shares the underwriter is obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. The underwriter may close out any short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of Class A shares in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Class A shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Class A shares or preventing or retarding a decline in the market price of the Class A shares. As a result, the price of the Class A shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE, the NYSE Texas, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no Class A shares (have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of Class A shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of Class A shares shall require the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Class A shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A shares to be offered so as to enable an investor to decide to purchase or subscribe for any Class A shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the Class A shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A shares in, from or otherwise involving the United Kingdom.

Canada

The Class A shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the Class A shares must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Class A shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Class A shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A shares may not be circulated or distributed, nor may the Class A shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Class A shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the Class A shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)

Where the Class A shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the Class A shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The Class A shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Class A shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the Class A shares being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the Class A shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the Class A shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The Class A shares may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the Class A shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the Class A shares on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Class A shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A shares offered should conduct their own due diligence on the Class A shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

Any offer in Australia of the Class A shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Class A shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

Bermuda

The Class A shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Brazil

The offer and sale of the Class A shares have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution no 160, dated July 13, 2022, as amended (“cvm resolution 160”) or unauthorized distribution under Brazilian laws and regulations. The Class A shares only be offered to Brazilian professional investors (as defined by applicable CVM regulation), who may only acquire the securities through a Non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. the trading of these securities on regulated securities markets in Brazil is prohibited.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to our Class A shares offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Class A shares offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract, agreement or other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. A copy of the registration statement, of which this prospectus supplement and the accompanying base prospectus form a part, and the exhibits and schedules thereto may be downloaded from the SEC’s website.

We are subject to full information reporting requirements of the Exchange Act and file with or furnish to the SEC periodic reports and other information. We intend to furnish our shareholders with annual reports containing our audited financial statements prepared in accordance with GAAP and certified by an independent public accounting firm. We also intend to furnish or make available to our shareholders quarterly reports containing our unaudited interim financial information, for the first three fiscal periods of each fiscal year. Our website is located at www.landbridgeco.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information contained on our website or linked therein or otherwise connected thereto does not constitute part of nor is it incorporated by reference into this prospectus supplement, the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede this information. You should not assume that (i) the information incorporated by reference in this prospectus supplement is accurate as of any date other than the respective date of the documents incorporated by reference or (ii) the information contained in this prospectus supplement is accurate as of any date other that the date on the front page of this prospectus supplement.

The documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), including all such documents we may file with the SEC after the date hereof through the completion of this offering, are incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 8, 2025, August 5, 2025 and November 12, 2025, respectively;

•	our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on December 31, 2024, March 12, 2025, June 12, 2025 and October 7, 2025;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2025;

•

the financial statements of East Stateline Ranch, approximately 103,000 surface acres in Loving and Winkler Counties, Texas and Lea County, New Mexico (“East Stateline Ranch”), acquired on May  10, 2024, from a private third-party seller, included in LandBridge’s Registration Statement on Form S-1 filed with the SEC on December 31, 2024;

•

the description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-42150), filed on June 27, 2024, our Registration Statement on Form 8-A (File No.  001-42150), filed on August  14, 2025, and Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any amendments or reports filed for the purpose of updating, changing or otherwise modifying the description; and

•

all documents and reports subsequently filed by us with the SEC (other than, in each case, any information or documents furnished, rather than filed, with the SEC pursuant to certain items of Form 8-K) after the date hereof and prior to the closing of this offering.

You can obtain copies of any of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

LandBridge Company LLC

Attention: Investor Relations

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

(713) 230-8864

Copies of certain information filed by us with the SEC, including our annual reports and quarterly reports, are also available on our website at www.landbridgeco.com. Information contained on our website or that can be accessed through our website is not incorporated by reference herein.

You should read the information relating to us in this prospectus supplement together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

LEGAL MATTERS

The validity of our Class A shares offered by this prospectus supplement will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Gibson, Dunn & Crutcher LLP, Houston, Texas will pass upon certain legal matters relating to the issuance and sale of our Class A shares offered hereby on behalf of the underwriter. Certain legal matters in connection with the offering of our Class A shares pursuant to this prospectus supplement will be passed upon for the Selling Shareholder by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of LandBridge Company LLC as of and for the years ended December 31, 2024 and 2023, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in this prospectus supplement in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The financial statements of Wolf Bone Ranch Partners LLC as of and for the nine months ended September 30, 2024, have been incorporated by reference in this prospectus supplement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of East Stateline Ranch as of and for the years ended December 31, 2023 and 2022, incorporated by reference in this prospectus supplement, have been audited by Weaver and Tidwell, L.L.P., independent auditors, as stated in their report. Such financial statements are incorporated by reference in this prospectus supplement in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

Estimates of our reserves and related future net revenues related to our properties as of December 31, 2024 and 2023 incorporated by reference in this prospectus supplement were based upon reserve reports prepared by our independent petroleum engineers, W.D. Von Gonten & Co. We have incorporated these estimates by reference in reliance on the authority of such firm as an expert in such matters.

PROSPECTUS

LandBridge Company LLC

53,915,691 Class A Shares

Representing Limited Liability Company Interests

This prospectus relates to the offer and sale, from time to time, by the selling shareholders identified in this prospectus (the “Selling Shareholders”) of up to an aggregate of 53,915,691 Class A shares in LandBridge Company LLC, a Delaware limited liability company (“LandBridge,” the “Company,” “we,” “us” or “our”), consisting of (i) 51,213,492 Class A shares that may be resold by LandBridge Holdings LLC upon the receipt of such shares in exchange for the redemption of an equal number of OpCo Units (together with the cancellation of an equal number of Class B shares) and (ii) 2,702,199 Class A shares issued to the other Selling Shareholders in the December Private Placement (as defined herein).

The Selling Shareholders may offer, sell or distribute all or a portion of the Class A shares hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We are not selling any Class A shares under this prospectus and will not receive any of the proceeds from the sale of the Class A shares by the Selling Shareholders. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of our Class A shares. The Class A shares may be resold by the Selling Shareholders directly to investors or to or through underwriters, dealers or other agents, as described in more detail in this prospectus. We do not know if, when or in what amounts a Selling Shareholder may offer Class A shares for resale. The Selling Shareholders may resell all, some or none of the Class A shares covered by this prospectus in one or multiple transactions. For more information, see the section titled “Plan of Distribution.” Our Class A shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “LB.” The last reported sales price of our Class A shares on the NYSE on June 30, 2025 was $67.58 per Class A share.

We have two classes of authorized equity securities outstanding: Class A shares and Class B shares representing limited liability company interests (“Class B shares” and together with Class A shares, “common shares”). Our Class B shares have no economic rights but entitle holders to one vote per Class B share on all matters to be voted on by shareholders generally. Holders of Class A shares and Class B shares vote together as a single class on all matters presented to our shareholders for their vote or approval, except as otherwise required by applicable law or by our Operating Agreement (as defined herein).

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. Please see the section titled “Risk Factors.” We also are a “controlled company” within the meaning of the NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.

Investing in our Class A shares involves risks. See “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before investing in our Class A shares. These risks include the following:

•

Our revenues are substantially dependent on ongoing oil and natural gas exploration, development and production activity on or around our land. If E&P companies do not maintain drilling, completion and production activities on or around our land, the demand for the use of our land and resources, as well as the royalties we receive from the production of oil and natural gas and related activities on our land, could be reduced, which could have a material adverse effect on our results of operations, cash flows and financial position.

•

The willingness of E&P companies to engage in drilling, completion and production activities on and around our land is substantially influenced by the market prices of oil and natural gas, which are highly volatile. A substantial or extended decline in oil and natural gas prices may adversely affect our results of operations, cash flows and financial position.

•

Because a significant portion of our future revenue growth is expected to be derived from WaterBridge ( as defined herein), any development that materially and adversely affects its business, operations or financial condition could have a material adverse impact on us.

•	Our reliance on WaterBridge’s personnel to manage and operate our business exposes us to certain risks.

•

LandBridge Holdings (as defined herein) has the ability to direct the voting of a majority of our common shares and control certain decisions with respect to our management and business, including certain consent rights and the right to designate more than a majority of the members of our board as long as it and its affiliates beneficially own at least 40% of our outstanding common shares, as well as lesser director designation rights as long as it and its affiliates beneficially own less than 40% but at least 10% of our outstanding common shares. LandBridge Holdings’ interests may conflict with those of our other shareholders.

•

LandBridge Holdings, Five Point (as defined herein) and WaterBridge, as well as their affiliates, are not limited in their ability to compete with us, and may benefit from opportunities that might otherwise be available to us.

•

There are certain provisions in our Operating Agreement regarding fiduciary duties of our directors, exculpation and indemnification of our officers and directors and the approval of conflicted transactions that differ from the Delaware General Corporation Law (the “DGCL”) in a manner that may be less protective of the interests of our public shareholders and restrict the remedies available to shareholders for actions taken by our officers and directors that might otherwise constitute breaches of fiduciary duties if we were subject to the DGCL.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated July 1, 2025.

Neither we nor the Selling Shareholders have authorized anyone to provide you with information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. Neither we nor the Selling Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Shareholders are offering to sell Class A shares and seeking offers to buy Class A shares only under circumstances and in jurisdictions where such offers and sales are lawful. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Class A shares. Our business, liquidity position, financial condition, prospects or results of operations may have changed since the date of this prospectus.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using the “shelf” registration process pursuant to which the Selling Shareholders may offer and sell up to an aggregate of 53,915,691 Class A shares from time to time. This prospectus generally describes LandBridge and the Class A shares that the Selling Shareholders may offer. Each time that a Selling Shareholder offers and sells securities, such Selling Shareholder may provide a prospectus supplement to this prospectus, to the extent appropriate, that contains specific information about the securities being offered and sold and the specific terms of that offering. We urge you to carefully read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered. The Selling Shareholder may sell their shares of Class A shares through any means described below under the heading “Plan of Distribution.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

GLOSSARY

The following are abbreviations and definitions of certain terms used in this document, many of which are commonly used in the industry:

Brackish water. Water with salinity levels between seawater and freshwater.

Completion. The process of preparing a well for the production of oil and gas by injection high-pressure fluids mixed with proppants to create fractures in reservoir rock to enhance permeability.

Crude oil. A mixture of hydrocarbons that exists in liquid phase in natural underground reservoirs and remains liquid at atmospheric pressure after passing through surface separating facilities.

Delaware Basin. A geological depositional and structural basin in West Texas and southern New Mexico, which is a part of the Permian Basin.

Desert Environmental. Desert Environmental LLC, a Delaware limited liability company, a portfolio company of funds affiliated with Five Point and an affiliate of the Company.

E&P companies. Companies engaged in oil and natural gas exploration and production operations.

East Stateline Ranch. Approximately 103,000 surface acres in Loving and Winkler Counties, Texas and Lea County, New Mexico.

Five Point. Five Point Infrastructure LLC, formerly known as Five Point Energy LLC, a Delaware limited liability company and our financial sponsor.

LandBridge Holdings. LandBridge Holdings LLC, a Delaware limited liability company and holding company which owns 100% of our Class B shares.

OpCo. DBR Land Holdings LLC, a Delaware limited liability company.

Permian Basin. A large sedimentary basin located in West Texas and southeastern New Mexico.

Produced water. Water produced from an oil and natural gas well alongside crude oil and natural gas.

Produced water handling facilities. Facilities employed for the treatment, handling and disposal of produced water.

Sand mine. An area of land from which sand is being extracted.

WaterBridge. Collectively, WaterBridge NDB Operating LLC and WaterBridge Operating LLC, each (i) a Delaware limited liability company, (ii) a portfolio company of funds affiliated with Five Point and (iii) an affiliate of the Company, and their respective subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to our Class A shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Class A shares offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. The address of the SEC’s website is www.sec.gov. A copy of the registration statement, of which this prospectus forms a part, and the exhibits and schedules thereto may be downloaded from the SEC’s website.

We are subject to certain information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file with or furnish to the SEC periodic reports and other information. We intend to furnish or make available to the SEC annual reports containing our audited financial statements prepared in accordance with GAAP and certified by an independent public accounting firm. We also intend to furnish or make available to the SEC quarterly reports containing our unaudited interim financial information for the first three fiscal periods of each fiscal year. Our website is located at www.landbridgeco.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information contained on our website or linked therein or otherwise connected thereto, however, does not constitute part of nor is it incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain of the information that we file after the date of the filing of the registration statement of which this prospectus forms a part, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus. In addition, the information we file later with the SEC will automatically supersede information contained in this prospectus or previously filed with the SEC. You should not assume that (i) the information incorporated by reference in this prospectus is accurate as of any date other than the respective date of the documents incorporated by reference or (ii) the information contained in this prospectus is accurate as of any date other that the date on the front page of this prospectus.

The documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), including all such documents we may file with the SEC after the date on which the registration statement that includes this prospectus was initially filed with the SEC and prior to the effectiveness of the registration statement and all such documents we may file with the SEC after the effectiveness of the registration statement, are incorporated by reference in this prospectus until the termination of all offerings under this registration statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed March 5, 2025;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed April 30, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed May 5, 2025;

•	our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on December 30, 2024, March 12, 2025 and June 12, 2025;

•

the description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-42150), filed on June 27, 2024 and Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any amendments or reports filed for the purpose of updating, changing or otherwise modifying the description;

•

the audited financial statements of East Stateline Ranch as of and for the years ended December 31, 2023 and 2022, which are contained in our Post-Effective Amendment No. 1 to Form S-1 (File No. 333-284094); and

•

the unaudited condensed financial statements of East Stateline Ranch as of and for the three months ended March 31, 2024, which are contained in our Post-Effective Amendment No. 1 to Form S-1 (File No. 333-284094).

You can obtain copies of any of these documents, and any exhibit specifically incorporated by reference in those documents, without charge upon written or oral request by requesting them in writing or by telephone at:

LandBridge Company LLC

Attention: Investor Relations

5555 San Felipe Street, Suite 1200

Houston, Texas 77056

(713) 230-8864

Copies of certain information filed by us with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, are also available on our website at www.landbridgeco.com. Information contained on our website or that can be accessed through our website is not incorporated by reference herein.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus and the documents incorporated by reference herein includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and documents incorporated herein, words such as “may,” “assume,” “forecast,” “could,” “would,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan,” “budget” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events at the time such statements were made. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the section entitled “Risk Factors” included elsewhere in this prospectus. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the forward-looking statements contained in this prospectus and the documents incorporated by reference herein are based on reasonable assumptions, you should be aware that many factors could affect our actual results of operations, cash flows and financial position and could cause actual results to differ materially from those in such forward-looking statements. Forward-looking statements may include statements about:

•	our customers’ demand for and use of our land and resources;

•	the success of WaterBridge in executing its business strategies, including its ability to construct infrastructure, attract customers and operate successfully on our land;

•	our customers’ ability to develop our land or any potential acquired acreage to accommodate any future surface use developments;

•	our ability to continue the payment of dividends;

•

the domestic and foreign supply of, and demand for, energy sources, including the impact of political instability or armed conflict in oil and natural gas producing regions, including the Russia–Ukraine war, as well as the Israel–Hamas conflict and heightened tensions in the Middle East, actions relating to oil price and production controls by the members of the Organization of Petroleum Exporting Countries, Russia and other allied producing countries, such as announcements of potential changes to oil production levels;

•	our reliance on a limited number of customers and a particular region for substantially all of our revenues, including the potential consolidation of such customers within such region;

•	our ability to enter into favorable contracts regarding surface uses, access agreements and fee arrangements, including the prices we are able to charge and the margins we are able to realize;

•

our business strategies and our ability to execute thereon, including our ability to attract non-traditional energy customers to use our land and resources and to successfully implement our growth plans and manage any resultant growth;

•	the costs associated with our acquisitions, and the risk that we may not be able to integrate and/or realize the anticipated benefits and synergies therefrom;

•

changes in laws and regulations (or the interpretation thereof), including those related to hydraulic fracturing, accessing water, disposing of wastewater, transferring produced water, interstate brackish water transfer, pipeline construction, taxation, leasing, permitting or drilling and various other environmental matters;

•	our level of indebtedness and our ability to service our indebtedness;

•	commodity price volatility and trends related to changes in commodity prices, and our customers’ ability to manage through such volatility;

•	the level of competition from other companies, including those offering resources that compete with the resources from our land, such as sand and brackish water;

•	changes in the price charged to our customers and availability of services necessary for our customers to conduct their businesses, as a result of oversupply, government regulations or other factors;

•	the development of advances or changes in energy technologies or practices;

•

our customers’ ability to obtain necessary supplies, raw materials and other critical components on a timely basis, or at all, including any impacts presented by potential tariffs and any reactions thereto in international trade;

•

our and our customers’ ability to obtain government approvals or acquire or maintain necessary permits, including those related to the development and operation of produced water handling facilities, sand mines and brackish water wells;

•

operational disruptions and liability related thereto associated with our customers, including those due to environmental hazards, fires, explosions, chemical mishandling or other industrial accidents;

•

our and our customers’ liquidity and ability to access the capital markets on favorable terms, or at all, which depends on general market conditions, including the impact of inflation, tariffs and international trade, interest rates and related governmental policies and potential economic recession;

•	condemnation proceedings affecting our land or our customers’ ability to access our land;

•

our customers’ ability to obtain rights from neighboring landowners on economic terms, or at all, to gain access to our land or transport resources such as sand and brackish water, away from our land, to their point of end use;

•

uncertainty surrounding potential foreign, federal, state or local legal, regulatory and policy changes, such as with respect to energy production, taxes, proposed tariffs and foreign trade policies, safety and surface uses, as well as the potential for general market volatility and regulatory uncertainty;

•

the demand for sand and the amount of sand that customers on our land are able to excavate and process, which could be adversely affected by, among other things, operating difficulties and unusual or unfavorable geological conditions;

•	title defects in the acreage that we acquire;

•

the markets for surface acreage in the areas in which we operate and own or plan to own, including pricing estimates, availability of land and our ability to acquire such land on favorable terms, or at all;

•	our ability to recruit and retain key management and other personnel;

•	changes in effective tax rates, or adverse outcomes resulting from other tax increases or an examination of our income or other tax returns and tax inefficiencies;

•

the severity and duration of world health events, natural disasters or inclement or hazardous weather conditions, including cold weather, hurricanes, fires, droughts, earthquakes, flooding and tornadoes;

•

evolving cybersecurity risks, such as those involving unauthorized access, third-party provider defects and service failures, denial-of-service attacks, malicious software, data privacy breaches by employees or service providers, insider or others with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; and

•	other factors discussed elsewhere in this prospectus including in the section titled “Risk Factors.”

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the operation of business in our industry. Factors that could materially adversely affect our business, financial condition, operating results or liquidity and the trading price of our Class A shares are described under the section entitled “Risk Factors” included elsewhere in this prospectus and documents incorporated by reference herein. This information should be considered carefully, together with other information in this report and other reports and materials we file with the SEC. Should one or more of the risks or uncertainties described in this prospectus and documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary note. This cautionary note should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus and the documents incorporated by reference herein.

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus, as well as in the documents incorporated by reference herein. Because this is a summary, it may not contain all of the information that may be important to you and to your investment decision in our Class A shares. The following summary is qualified in its entirety by the more detailed information and financial statements and related notes thereto included elsewhere in this prospectus and the documents incorporated by reference herein. You should read this entire prospectus and the documents incorporated by reference herein carefully and should consider, among other things, the matters set forth in “Risk Factors” included elsewhere in this prospectus and documents incorporated by reference herein before deciding to invest in our Class A shares. In addition, certain statements in this prospectus include forward-looking information that is subject to risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus for additional information.

Company Overview

Land is a fundamental requirement for the development and production of energy and the construction of critical infrastructure. As of July 1, 2025, we owned approximately 277,000 surface acres in and around the Delaware Basin sub-region in the prolific Permian Basin, which is the most active area for oil and natural gas exploration and development in the United States. Access to expansive surface acreage is necessary for oil and natural gas development, solar power generation, power storage, digital infrastructure and non-hazardous oilfield reclamation and solid waste facilities. Further, the significant industrial economy that exists to service and support energy and infrastructure development requires access to surface acreage to support those activities. Our strategy is to actively manage our land and resources to support and encourage energy and infrastructure development and other land uses that will generate long-term revenue and free cash flow for us and returns to our shareholders.

We share a financial sponsor, Five Point, and our management team with WaterBridge. WaterBridge is one of the largest water midstream companies in the United States and operates a large-scale network of pipelines and other infrastructure in the Delaware Basin. These relationships provide our shared management team visibility into key areas of oil and natural gas production and long-term trends, which we leverage to encourage and support the development of critical infrastructure on our land and generate additional revenue for us. We receive royalties for each barrel of produced water that WaterBridge handles on our land as well as surface use payments for infrastructure constructed on our land. For additional information about our company, please read the documents listed under “Incorporation of Certain Information by Reference.”

Principal Executive Offices and Internet Address

Our principal executive offices are located at 5555 San Felipe Street, Suite 1200, Houston, Texas 77056, and our telephone number at that address is (713) 230-8864. Our website is located at www.landbridgeco.com. We expect to make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on, or otherwise accessible through, our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

The Offering

Class A shares that may be offered by the Selling Shareholders	53,915,691 Class A shares.

Class A shares to be outstanding immediately after completion of the offering of all Class A shares registered hereby	76,368,911 Class A shares.

Voting rights	Each Class A share entitles its holder to one vote on all matters to be voted on by shareholders generally. Each Class B share entitles its holder to one vote on all matters to be voted on by shareholders generally. Holders of our Class A shares and Class B shares vote together as a single class on all matters presented to our shareholders for their vote or approval, except as otherwise required by applicable law or by our Operating Agreement. Please see “Description of Shares” and “Our Operating Agreement.”

Under the Shareholder’s Agreement (as defined herein), LandBridge Holdings has the right to designate more than a majority of the members of our board as long as it and its affiliates beneficially own at least 40% of our outstanding common shares, as well as lesser director designation rights as long as it and its affiliates beneficially own less than 40% but at least 10% of our outstanding common shares.

In addition, under our Operating Agreement, LandBridge Holdings has certain consent rights with respect to approval of certain business matters, incurrence of indebtedness and transactions for so long as LandBridge Holdings beneficially owns at least 40% of our outstanding common shares.

As a result, our public shareholders have no right to nominate a majority of the members of our board or approve certain transactions for so long as LandBridge Holdings beneficially owns at least 40% of our outstanding common shares. See “Description of Shares,” “Our Operating Agreement—Shareholder’s Agreement,” “Our Operating Agreement—Anti-Takeover Effects of Delaware Law and Our Operating Agreement” and “Our Operating Agreement—Anti-Takeover Effects of Delaware Law and Our Operating Agreement—Consent Rights.”

Use of proceeds	We will not receive any of the proceeds from the sale of Class A shares by the Selling Shareholders.

Dividend policy	We intend to pay dividends on our Class A shares in amounts determined from time to time by our board of directors. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. In addition, our ability to pay dividends may be restricted by any agreements we may enter into in the future.

Redemption Right	Under the OpCo LLC Agreement (as defined herein), each holder of an OpCo Unit (“OpCo Unitholder”) and any permitted transferee thereof (other than us) has, subject to certain limitations, the right (the “Redemption Rights”) to cause OpCo to acquire all or a portion of its OpCo Units (along with the cancellation of a corresponding number of our Class B shares) for, at OpCo’s election, (i) Class A shares at a redemption ratio of one Class A share for each OpCo Unit redeemed, subject to applicable conversion rate adjustments, or (ii) cash in an amount equal to the Cash Election Amount (as defined herein) of such Class A shares, subject to the Equity Offering Condition (as defined herein). Alternatively, upon the exercise of the Redemption Right, we (instead of OpCo) will have the right (the “Call Right”) to acquire each tendered OpCo Unit directly from the redeeming OpCo Unitholder for, at our election, (x) one Class A share, subject to applicable conversion rate adjustments, or (y) cash in an amount equal to the Cash Election Amount of such Class A shares, subject to the Equity Offering Condition. We may exercise the Call Right only if an OpCo Unitholder first exercises its Redemption Right, and an OpCo Unitholder may exercise its Redemption Right in its discretion. In connection with any redemption of OpCo Units pursuant to the Redemption Right or acquisition of OpCo Units pursuant to the Call Right, a corresponding number of Class B shares held by the redeeming OpCo Unitholder will be cancelled. The OpCo LLC Agreement and our Operating Agreement contain provisions effectively linking each OpCo Unit with one of our Class B shares such that Class B shares cannot be transferred without transferring a corresponding number of OpCo Units and vice versa. For additional information, please see “Description of Shares—OpCo LLC Agreement.”

Listing and trading symbol	Our Class A shares are listed on the NYSE under the symbol “LB.”

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated by reference herein before deciding to invest in our Class A shares.

The information above excludes 3,824,163 Class A shares reserved for issuance under the LandBridge Company LLC Long Term Incentive Plan (the “LTIP”).

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the SEC, any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K (other than the portions of those documents not deemed to be filed, which are incorporated herein by reference), and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected, the market or trading price of our securities could decline and you could lose all or part of your investment in the offered securities. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please see also “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

This prospectus relates to Class A shares that may be offered for resale by the Selling Shareholders. To the extent any Selling Shareholder chooses to sell Class A shares covered by this prospectus, we will not receive any proceeds from any such resales of our Class A shares. The net proceeds from any resale of such Class A shares will be received by the applicable Selling Shareholders. See the section titled “Selling Shareholders.”

SELLING SHAREHOLDERS

The following table sets forth the beneficial ownership of our common shares outstanding by the Selling Shareholders.

The Selling Shareholders and their pledgees, donees, transferees, assignees or other successors-in-interest may offer to sell from time to time in the future up to an aggregate of 53,915,691 Class A shares pursuant to this prospectus. Such sales, if any, may be made through brokerage transactions on NYSE at prevailing market prices. As such, we will have no input if and when any Selling Shareholder may elect to sell its common shares or the prices at which any such sales may occur. See the section titled “Plan of Distribution.”

The Class A shares being registered hereby for resale by LandBridge Holdings are issuable upon the redemption of OpCo Units, together with the cancellation of an equal number of Class B shares. Such Class B shares were acquired by LandBridge Holdings in connection with the corporate reorganization of the Company that occurred in connection with its initial public offering. The Class A shares being registered hereby for resale by the other Selling Shareholders were acquired by such Selling Shareholders in connection with a private placement pursuant to which certain persons reasonably believed to be accredited investors or qualified institutional buyers purchased an aggregate 5,830,419 Class A shares from us (the “December Private Placement”).

The issuance of Class A shares to LandBridge Holdings in connection with exercise of the Redemption Right will be, and the issuance of Class B shares (and related OpCo Units) to LandBridge Holdings, and Class A shares, in the case of the other Selling Shareholders, was, exempt from the registration requirements of the Securities Act. We are registering the offering by the Selling Shareholders of the Class A shares described below pursuant to the provisions of the IPO RRA (as defined herein) and the PIPE RRA (as defined herein). See “ —Registration Rights Agreements.”

Information concerning the Selling Shareholders was provided on or about June 15, 2025, but may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Selling Shareholders may sell all, some or none of the common shares covered by this prospectus, we cannot determine the number of such common shares that will be sold by the Selling Shareholders, or the amount or percentage of common shares that will be held by the Selling Shareholders upon consummation of any particular sale. In addition, the Selling Shareholders listed in the table below may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, common shares in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below. The Selling Shareholders do not have, nor have they within the past three years had, any position, office or other material relationship with us, other than as disclosed in this prospectus or the documents incorporated herein by reference.

The table below does not reflect any shares to be issued pursuant to the LTIP. The amounts and percentages of common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the persons or entities listed below has, to our knowledge, sole voting and investment power with respect to all common shares beneficially owned by them, except to the extent this power may be shared with a spouse.

	Shares Owned Before the Offering				Shares Owned After the Offering
Selling Shareholders	Class A Shares	Class B Shares(1)	Combined Voting Power(2)	Class A Shares that may be sold hereby	Class A Shares	Voting Power(3)
LandBridge Holdings LLC (5% Shareholder)(4)	—	51,213,492	67.1%	51,213,492	—	—
Entities affiliated with Horizon Kinetics Asset Management LLC (5% Shareholder)(5)	5,434,193	—	7.1%	116,608	5,317,585	7.0%
Entities advised or subadvised by T. Rowe Price Investment Management, Inc.(6)	1,166,083	—	1.5%	1,166,083	—	—
Jane Street Global Trading, LLC(7)	457,726	—	*	457,726	—	—
Hood River Capital Management LLC(8)	641,345	—	*	641,345	—	—
Citadel CEMF Investments Ltd.(9)	37,246	—	*	37,246	—	—
HITE Hedge II LP(10)	166,583	—	*	166,583	—	—
RCap Liquid II, LP(11)	66,633	—	*	66,633	—	—
Alto Opportunity Master Fund, SPC -Segregated Master Portfolio B(12)	49,975	—	*	49,975	—	—

*	Less than 1%.
(1)

Subject to the terms of the OpCo LLC Agreement, OpCo Unitholders (other than us) have the right to redeem all or a portion of their OpCo Units for Class A shares (or cash, at OpCo’s election) at a redemption ratio of one Class A share for each OpCo Unit redeemed. In connection with any such redemption of OpCo Units, a corresponding number of Class B shares will be cancelled. Please see “Description of Shares—OpCo LLC Agreement.” Beneficial ownership of OpCo Units is not reflected as beneficial ownership of our Class A shares for which such OpCo Units may be redeemed.

(2)

Represents percentage of voting power of our Class A shares and Class B shares voting together as a single class. OpCo Unitholders hold one Class B share for each OpCo Unit that they own. Each Class B share has no economic rights, but entitles the holder thereof to one vote. Accordingly, OpCo Unitholders collectively have a number of votes in us equal to the number of OpCo Units that they hold.

(3)	No Class B shares will be outstanding following the sale of all Class A shares registered hereby.
(4)

LandBridge Holdings, which directly holds all of our Class B shares, is controlled by a board of managers consisting of four members. Five Point Energy Fund II AIV-VII LP (“Fund II”) and Five Point Energy Fund III AIV-VIII LP (“Fund III”), who collectively own 97.4% of the capital interests of LandBridge Holdings, have the right to appoint a majority of the members of the board of managers of LandBridge Holdings. Five Point Energy GP II LP is the sole general partner of Fund II. Five Point Energy GP II LLC is the sole general partner of Five Point Energy GP II LP. Five Point Energy GP III LP is the sole general partner of

Fund III. Five Point Energy GP III LLC is the sole general partner of Five Point Energy GP III LP. Each of Five Point Energy GP II LLC and Five Point Energy GP III LLC is controlled by David N. Capobianco as each respective entity’s sole member. Mr. Capobianco may exercise voting and dispositive power over the Class B shares held by LandBridge Holdings and may be deemed to be the beneficial owner thereof. Mr. Capobianco disclaims beneficial ownership of Class B shares in excess of his pecuniary interest therein. The address of the foregoing persons is 5555 San Felipe Street, Suite 1200, Houston, Texas 77056.
(5)

Represents (i) 5,317,585 Class A shares held by Horizon Kinetics Asset Management LLC, (ii) 49,975 Class A shares held by Kinetics Internet Fund, (iii) 33,316 Class A shares held by Concentrated Opportunities Fund LP, (iv) 16,658 Class A shares held by Horizon Multi-Strategy Fund LP, (v) 6,663 Class A shares held by Mary C Ewing Trust, (vi) 4,998 Class A shares held by Kinetics Market Opportunities Fund, (vii) 3,332 Class A shares held by Kinetics Paradigm Fund and (viii) 1,666 Class A shares held by Kinetics Spin-Off & Corporate Restructuring Fund (together, the “HK Accounts”). Horizon Kinetics Asset Management LLC (“HKAM”) acts as a discretionary investment manager on behalf of the HK Accounts. HKAM is a wholly-owned subsidiary of Horizon Kinetics Holding Corporation (“HKHC”) and Murray Stahl is HKHC’s Chief Executive Officer and Chief Investment Officer and Chairman of HKHC’s board of directors. Each of HKAM, HKHC and Mr. Stahl disclaims beneficial ownership of Class A shares in excess of their pecuniary interest therein. The address of HK Accounts is 470 Park Ave South, New York, NY 10016.

(6)

Represents (i) 535,044 Class A shares held by T. Rowe Price Small-Cap Stock Fund, Inc., (ii) 266,087 Class A shares held by T. Rowe Price Institutional Small-Cap Stock Fund, (iii) 3,891 Class A shares held by T. Rowe Price Spectrum Conservative Allocation Fund, (iv) 5,786 Class A shares held by T. Rowe Price Spectrum Moderate Allocation Fund, (v) 13,302 Class A shares held by T. Rowe Price Spectrum Moderate Growth Allocation Fund, (vi) 566 Class A shares held by T. Rowe Price Moderate Allocation Portfolio, (vii) 22,811 Class A shares held by U.S. Small-Cap Stock Trust, (viii) 18,322 Class A shares held by TD Mutual Funds—TD U.S. Small-Cap Equity Fund, (ix) 267,121 Class A shares held by T. Rowe Price U.S. Small-Cap Core Equity Trust and (x) 33,153 Class A shares held by Costco 401(k) Retirement Plan (together, the “T. Rowe Accounts”). T. Rowe Price Investment Management, Inc. (“TRPIM”) serves as investment adviser or subadvisor, as applicable, with power to direct investments and/or sole power to vote the Class A shares owned by the T. Rowe Accounts. TRPIM may be deemed to be the beneficial owner of all of the Class A shares listed above but disclaims beneficial ownership of such shares. TRPIM is a wholly owned subsidiary of T. Rowe Price Associates, Inc (“TRPA”). The address of each of the T. Rowe Accounts is T. Rowe Price Investment Management, Inc., 100 East Pratt Street, Baltimore, MD 21202.

(7)

Michael A. Jenkins and Robert. A. Granieri, the members of the Operating Committee of Jane Street Group, LLC, have voting and investment control over the Class A shares held by Jane Street Global Trading, LLC. The business address of Jane Street Global Trading, LLC, Michael A. Jenkins and Robert. A. Granieri is 250 Vesey Street, New York, NY, 10281. Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC.

(8)

The Class A shares are directly held by Hood River Capital Management LLC (“Hood River”) and may be deemed to be beneficially owned by Brian Smoluch, as Principal. The address of Hood River is 2373 PGA Boulevard, Suite 200, Palm Beach Gardens, FL 33410.

(9)

Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors LLC. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the Class A shares. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel-related entities listed above is the beneficial owner of any securities of LandBridge other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.

(10)

Represents (i) 49,710 shares held directly by HITE Hedge II LP (“HITE II”); (ii) 26,014 shares held directly by HITE Hedge LP (“HITE LP”); and (iii) 90,859 shares held directly by HITE Hedge Offshore, Ltd. (together with HITE II, and HITE LP, the “HITE Funds”). HITE Hedge Asset Management LLC (the “HITE Manager”)

serves as investment adviser to the HITE Funds and Howard B. Rubin is the managing officer of the HITE Manager. As such, the HITE Manager may be deemed to indirectly beneficially own the securities directly held by the HITE Funds. The business address of each of the aforementioned parties is 25 Braintree Hill Office Park #310, Braintree, MA 02184.
(11)

RCap LLC, GP (“RCap GP”) is the general partner of RCap Liquid II, LP. Melanie Jones is the controller of by RCap GP and Michael G. Rubin is the sole member of RCap GP. The address of each of RCap, Melanie Jones and Michael G. Rubin is 225 Washington Street, 3rd Floor, Conshohocken, PA 19428.

(12)

Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC—Segregated Master Portfolio B, has discretionary authority to vote and dispose of the Class A shares held by Alto Opportunity Master Fund, SPC—Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the Class A shares held by Alto Opportunity Master Fund, SPC—Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of the Selling Shareholder is c/o Ayrton Capital LLC, 55 Post Rd West, 2nd Floor, Westport, CT 06880.

Registration Rights Agreements

In connection with the closing of our initial public offering, we entered into a registration rights agreement with LandBridge Holdings (the “IPO RRA”) pursuant to which we agreed to register under the federal securities laws the offer and resale of all Class A shares owned by or underlying the Class B shares and OpCo Units owned by LandBridge Holdings or certain of its affiliates or permitted transferees. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of Class A shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. Subject to certain exceptions, if at any time we propose to register an offering of Class A shares or conduct an underwritten offering, regardless of whether for our own account, then we must notify the holders of Registrable Securities (as defined in the IPO RRA) or their permitted transferees of such proposal, to allow them to include a specified number of their Class A shares in that registration statement or underwritten offering, as applicable, including Class A shares issuable upon the redemption of the OpCo Units and the cancellation of a corresponding number of our Class B shares.

In connection with the closing of the December Private Placement, we entered into a registration rights agreement with certain of the Selling Shareholders (the “PIPE RRA”) pursuant to which we agreed to register under the federal securities laws the offer and resale of all Class A shares owned by the holders listed thereunder. These registration rights are subject to certain conditions and limitations, including our right to delay or withdraw a registration statement under certain circumstances.

DESCRIPTION OF SHARES

As of July 1, 2025, 25,155,419 Class A shares are issued and outstanding and 51,213,492 Class B shares are issued and outstanding and no preferred shares are issued and outstanding.

The following summary of Class A shares, Class B shares and preferred shares does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our Operating Agreement and our certificate of formation, which are filed as exhibits to the registration statement of which this prospectus is a part.

Class A shares

Voting Rights. Except as provided by applicable law or in our Operating Agreement, holders of Class A shares are entitled to one vote per share held of record on all matters to be voted upon by our shareholders generally. Holders of our Class A shares and Class B shares vote together as a single class on all matters presented to our shareholders for their vote or approval, except with respect to the amendment of certain provisions of our Operating Agreement that would alter or change the powers, preferences or special rights of the Class B shares so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the Class B shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law. The holders of Class A shares do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of our Class A shares are entitled to ratably receive, in proportion to the Class A shares held by them, dividends (payable in cash, shares or otherwise) when and if declared by our board of directors, from time to time in its discretion, out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred shares. To the extent OpCo makes distributions to us and the OpCo Unitholders, including LandBridge Holdings, we intend to pay dividends in respect of our Class A shares out of some or all of such dividends, if any, remaining after the payment of taxes and other expenses. However, because our board of directors may determine to pay or not pay dividends in respect of our Class A shares based on the factors described above, holders of our Class A shares may not necessarily receive dividends, even if OpCo makes such distributions to us.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A shares are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and the liquidation preference of any of our outstanding preferred shares.

Other Matters. Class A shares have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no sinking fund provisions applicable to the Class A shares. All outstanding Class A shares are fully paid and non-assessable.

Class B shares

Generally. OpCo Unitholders will have a number of votes in us equal to the aggregate number of OpCo Units that they hold. Class B shares cannot be transferred except in connection with a permitted transfer of a corresponding number of OpCo Units and vice versa.

Voting Rights. Except as provided by applicable law or in our Operating Agreement, holders of our Class B shares are entitled to one vote per share held of record on all matters to be voted upon by our shareholders generally. Holders of our Class A shares and Class B shares vote together as a single class on all matters presented to our shareholders for their vote or approval, except with respect to the amendment of certain provisions of our Operating Agreement that would alter or change the powers, preferences or special rights of

Class B shares so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law. The holders of Class B shares do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of our Class B shares do not have any right to receive dividends, unless the dividend consists of our Class B shares or of rights, options, warrants or other securities convertible or exercisable into or redeemable for Class B shares paid proportionally with respect to each outstanding Class B share and dividends consisting of Class A shares or of rights, options, warrants or other securities convertible or exercisable into or redeemable or exchangeable for Class A shares on the same terms is simultaneously paid to the holders of Class A shares.

Liquidation Rights. Holders of our Class B shares do not have any right to receive any distribution upon our liquidation, dissolution or other winding up.

Other Matters. Class B shares have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class B shares. All currently outstanding Class B shares are fully paid and non-assessable.

Preferred Shares

Pursuant to our Operating Agreement, our board of directors by resolution may establish and issue from time to time one or more classes or series of preferred shares, with such number, powers, preferences, rights, qualifications, limitations, restrictions and designations, which may include distribution rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by our board of directors without any further shareholder approval, subject to any limitations prescribed by law. The rights with respect to a series of preferred shares may be more favorable to the holder(s) thereof than the rights attached to our common shares. It is not possible to state the actual effect of the issuance of any preferred shares on the rights of holders of our common shares until our board of directors determines the specific rights attached to such preferred shares. Except as provided by law or in a preferred share designation, the holders of preferred shares will not be entitled to vote at or receive notice of any meeting of shareholders. The effect of issuing preferred shares may include, among other things, one or more of the following:

•	restricting any dividends in respect of our Class A shares;

•	diluting the voting power of our common shares, including our Class A shares, or providing that holders of preferred shares have the right to vote on matters as a separate class;

•	impairing the liquidation rights of our Class A shares; or

•	delaying or preventing a change of control of us.

In addition, if we issue preferred shares, OpCo will concurrently issue to us an equal number of preferred units, corresponding to the preferred shares issued by us, and such preferred units will have substantially the same rights to distributions and other economic rights as those of our preferred shares.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company serves as the registrar and transfer agent for the Class A shares.

Transfer of common shares

Upon the transfer of a common share in accordance with our Operating Agreement, the transferee of the common share shall be admitted as a member with respect to the class of common shares transferred when such transfer and admission are reflected in our books and records. Each transferee:

•	automatically becomes bound by the terms and conditions of our Operating Agreement;

•	represents that the transferee has the capacity, power and authority to enter into our Operating Agreement; and

•	makes the consents, acknowledgements and waivers contained in our Operating Agreement.

We will cause any transfers to be recorded on our books and records from time to time (or shall cause the registrar and transfer agent to do so, as applicable).

Upon a shareholder’s election of a broker, dealer or other person to serve as nominee, agent or in some other representative capacity for such beneficial owner, we intend to treat such nominee holder as the absolute owner of the applicable common shares until we are notified of the revocation of such election. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder. Such treatment may limit the beneficial owner’s recourse against us with respect to matters taken by the nominee holder pursuant to such agreement. To the extent a shareholder nominates a broker, dealer or other person to act as nominee, agent or in some other representative capacity for such shareholder, such shareholder should coordinate with such representative to communicate its intention with respect to exercising its rights as a shareholder.

Common shares are securities and any transfers are subject to the laws governing the transfer of securities. Until a common share has been transferred on our books, we and the transfer agent may treat the record holder of the common share as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Registration Rights

The Selling Shareholders are entitled to registration rights with respect to their common shares, as described in the section titled “Selling Shareholders-Registration Rights Agreements.”

Listing

Our Class A shares are listed on the NYSE under the symbol “LB.”

OpCo LLC Agreement

The OpCo limited liability company agreement (the “OpCo LLC Agreement”), as amended, is filed as an exhibit to the registration statement of which this prospectus forms a part, and the following description of the OpCo LLC Agreement is qualified in its entirety by reference thereto.

Under the OpCo LLC Agreement, each holder of an OpCo Unit, subject to certain limitations, has a Redemption Right to cause OpCo to acquire all or a portion of its OpCo Units (along with the cancellation of a corresponding number of our Class B shares) for, at OpCo’s election, (i) Class A shares at a redemption ratio of one Class A share for each OpCo Unit redeemed, subject to applicable conversion rate adjustments, or (ii) cash in an amount equal to the Cash Election Amount of such Class A shares, subject to the Equity Offering Condition. OpCo will determine whether to issue Class A shares or pay cash in an amount equal to the Cash Election Amount in lieu of the issuance of Class A shares based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A shares (including the trading price for the Class A shares at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of additional common shares) to acquire the OpCo Units and alternative uses for such cash. Alternatively, upon the exercise of the Redemption Right, we (instead of OpCo) will have the Call Right to, for administrative convenience, acquire each tendered OpCo Unit directly from the redeeming OpCo Unitholder for, at our election, (x) one Class A share, subject to applicable conversion rate adjustments, or (y) cash in an amount equal to the Cash Election Amount of such Class A shares, subject to the Equity Offering Condition. We may exercise the Call Right only if an OpCo Unitholder first exercises its Redemption Right, and an OpCo Unitholder may exercise its Redemption Right in its discretion. As the sole managing member of OpCo, our decision to pay the Cash Election Amount upon an exercise of the Redemption Right or Call Right may be made by a conflicts committee consisting solely of independent directors. In connection with any redemption of OpCo Units pursuant to the Redemption Right or acquisition of OpCo Units pursuant to the Call Right, a corresponding number of Class B shares held by the redeeming OpCo Unitholder will be automatically cancelled.

In September 2024, the OpCo LLC Agreement was amended to, among other things, provide that so long as a redeeming holder and its affiliates own at least 40% of the voting power of the Company, (i) OpCo may elect to settle a redemption by such holder in cash only to the extent that, prior to or contemporaneously with making such election, the Company issues a number of Company Equity Securities (as defined in the OpCo LLC Agreement) at least equal to the number of OpCo Units subject to such redemption and contributes to OpCo an amount in cash equal to the net proceeds received by the Company from the issuance of such Company Equity Securities, and (ii) the Company may make a cash election in connection with its exercise of the Call Right with respect to a redemption by such holder only to the extent that, prior to or contemporaneously with making such election, the Company issues a number of Company Equity Securities at least equal to the number of OpCo Units subject to such redemption (in each case, the “Equity Offering Condition”).

Our acquisition (or deemed acquisition for U.S. federal income tax purposes) of OpCo Units pursuant to an exercise of the Redemption Right or the Call Right is expected to result in adjustments to the tax basis of the tangible and intangible assets of OpCo, and such adjustments will be allocated to us. These adjustments would not have been available to us absent such acquisition or deemed acquisition of OpCo Units and, to the extent the adjustments are allocable to assets of OpCo other than its interest in DBR REIT, are expected to produce tax deductions from depletion, depreciation and amortization that reduce the amount of cash tax that we would otherwise be required to pay in the future.

Our Operating Agreement contains provisions effectively linking each OpCo Unit with one of our Class B shares such that Class B shares cannot be transferred without transferring an equal number of OpCo Units and vice versa.

As the OpCo Unitholders cause their OpCo Units to be redeemed, holding other assumptions constant, our membership interest in OpCo will be correspondingly increased, the number of Class A shares outstanding will be increased, and the number of Class B shares will be decreased.

“Cash Election Amount” means, with respect to the Class A shares to be delivered to the redeeming OpCo Unitholder by OpCo pursuant to the Redemption Right or the Call Right, as applicable, (i) the amount of cash that would be received if the number of Class A shares to which the redeeming OpCo Unitholder would otherwise be entitled were sold at a per share price equal to the trailing 10-day volume weighted average price of a Class A share on such redemption date, net of actual or deemed offering expenses or (ii) if the Class A shares no longer trade on a securities exchange or automated or electronic quotation system, an amount equal to the Fair Market Value (as defined in the OpCo LLC Agreement) of one Class A share that would be obtained in an arms’ length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell and without regard to the particular circumstances of the buyer or seller.

Under the OpCo LLC Agreement, subject to the obligation of OpCo to make tax distributions and to reimburse us for our corporate and other overhead expenses, we have the right to determine when dividends will be paid to the OpCo Unitholders and the amount of any such dividends.

If we authorize dividends, such dividends will be paid to the OpCo Unitholders generally on a pro rata basis in accordance with their respective percentage ownership of OpCo Units.

The OpCo Unitholders, including us, are allocated their proportionate share of any taxable income or loss of OpCo pursuant to the OpCo LLC Agreement and will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of OpCo. Net profits and net losses of OpCo generally will be allocated to OpCo Unitholders on a pro rata basis in accordance with their respective percentage ownership of OpCo Units, except that certain non-pro rata adjustments will be required to be made to reflect built-in gains and losses and tax depletion, depreciation and amortization with respect to such built-in gains and losses. The OpCo LLC Agreement provides, to the extent cash is available and subject to the terms of any current or future debt or other arrangements, for pro rata tax distributions to the OpCo Unitholders in an amount generally intended to allow such holders to satisfy their respective income tax liabilities with respect to their allocable share of the income of OpCo, based on certain assumptions and conventions, provided that the distribution will be sufficient to allow us to satisfy our actual tax liabilities.

The OpCo LLC Agreement provides that, except as otherwise determined by us or in connection with the exercise of the Call Right, at any time we issue a Class A share or any other equity security, the net proceeds received by us with respect to such issuance, if any, shall be concurrently invested in OpCo, and OpCo shall issue to us one OpCo Unit or other economically equivalent equity interest. Conversely, if at any time any Class A shares are redeemed, repurchased or otherwise acquired, OpCo shall redeem, repurchase or otherwise acquire an equal number of OpCo Units held by us, upon the same terms and for the same price, as the Class A shares are redeemed, repurchased or otherwise acquired.

Under the OpCo LLC Agreement, the members have agreed that LandBridge Holdings, Five Point and WaterBridge, as well as their affiliates, will be permitted to engage in business activities or invest in or acquire businesses that may compete with our business or do business with any client of ours.

OUR OPERATING AGREEMENT

Organization and Duration

We were formed as a Delaware limited liability company on September 27, 2023 and will remain in existence until dissolved in accordance with our Operating Agreement.

Purpose

Under our Operating Agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing our common shares and such transfer being reflected on our transfer agent’s books and records, you will be admitted as a member of our limited liability company and will be deemed to have agreed to be bound by the terms of our Operating Agreement.

Pursuant to our Operating Agreement, each shareholder and each person who acquires a common share from a shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of our officers and board of directors, as applicable, the authority to make certain amendments to, and to make consents and waivers under and in accordance with, our Operating Agreement.

Amendment of Our Operating Agreement

Amendments to our Operating Agreement may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment, our board of directors is required to call a meeting of our shareholders to consider and vote upon the proposed amendment or, prior to when LandBridge Holdings and certain of its affiliates under common control no longer beneficially own or control the voting of more than 40% of our outstanding common shares (the “Trigger Event”), may seek written approval of the holders of the number of common shares required to approve the amendment. An amendment must be approved by (i) prior to the Trigger Event, the affirmative vote of the holders of a majority of our then-outstanding common shares and (ii) after the Trigger Event, the affirmative vote of the holders of at least 66 2/3% of our then-outstanding common shares.

Prohibited Amendments. No amendment may be made that would:

•	enlarge the obligations of any shareholder without such shareholder’s consent, unless approved by at least a majority of the type or class of common shares so affected;

•	provide that we are not dissolved upon an election to dissolve our company by our board of directors that is approved by holders of a majority of outstanding common shares;

•	change the term of existence of our company; or

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give any person the right to dissolve our company other than our board of directors’ right to dissolve our company with the approval of holders of a majority of the total combined voting power of our outstanding common shares.

No Shareholder Approval. Our board of directors may generally make amendments to our Operating Agreement without the approval of any shareholder or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of shareholders in accordance with our Operating Agreement;

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the merger of our company or any of its subsidiaries into, or the conveyance of all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity;

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a change that our board of directors determines to be necessary or appropriate for us to qualify or continue our qualification as a company in which our members have limited liability under the laws of any state;

•	a change in our legal form from a limited liability company to a corporation;

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an amendment that our board of directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our board of directors or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment that our board of directors determines to be necessary or appropriate for the authorization of additional securities;

•	any amendment expressly permitted in our Operating Agreement to be made by our board of directors acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our Operating Agreement;

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any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our Operating Agreement;

•	a change in our fiscal year or taxable year and related changes;

•	an amendment that sets forth the designations, rights, preferences, and duties of any class or series of shares; and

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our board of directors may make amendments to our Operating Agreement without the approval of any shareholder or assignee if our board of directors determines that those amendments:

•	do not adversely affect the shareholders in any material respect;

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are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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are necessary or appropriate to facilitate the trading of common shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Class A shares are or will be listed for trading, compliance with any of which our board of directors deems to be in the best interests of us and our shareholders;

•	are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of common shares under the provisions of our Operating Agreement; or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our Operating Agreement or are otherwise contemplated by our Operating Agreement.

Termination and Dissolution

We will continue as a limited liability company until dissolved pursuant to our Operating Agreement. We will dissolve upon: (1) the election of our board of directors to dissolve us, if approved by the holders of a majority of our outstanding common shares; (2) the entry of a decree of judicial dissolution of the Company; or (3) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Upon dissolution, our affairs will be wound up and our assets, including the proceeds from any liquidation thereof, will be applied and distributed in the following manner: (i) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of our liabilities, (ii) second, to establish cash reserves for contingent or unforeseen liabilities and (iii) third, to the members in proportion to the number of Class A shares owned by each of them, subject to any preferential rights held by preferred shareholders, if any.

Books and Reports

We are required to keep appropriate books and records of our business at our principal offices, which may be kept electronically. The books and records will be maintained for both tax and financial reporting, as well as general company purposes. For financial reporting and tax purposes, our fiscal year is the calendar year. Our Operating Agreement provides that our shareholders have the right, subject to certain restrictions stated therein, to obtain access to certain of our books and records, including our share ledger and list of shareholders, upon reasonable demand for any purpose reasonably related to such shareholder’s interest as a shareholder. We will use commercially reasonable efforts to furnish to shareholders an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by our independent public accountants. We will be deemed to have made any such report available if we file such report with the SEC on EDGAR or make the report available on a publicly available website that we maintain.

Anti-Takeover Effects of Delaware Law and Our Operating Agreement

The following is a summary of certain provisions of our Operating Agreement that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt via proxy contest or otherwise, or the removal of our incumbent officers and directors, that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the Class A shares. These provisions may also have the effect of preventing changes in our management. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and the promotion of shareholder interests.

Issuance of Additional Interests

Our Operating Agreement authorizes us to issue an unlimited number of additional limited liability company interests of any type without the approval of our shareholders, subject to the rules of the NYSE. Any issuance of additional Class A shares or other limited liability company interests would result in a corresponding decrease in the proportionate ownership interests in us represented by, and could adversely affect the cash distributions related to and market price of, Class A shares then outstanding. These additional limited liability company interests may be utilized for a variety of corporate purposes, including future offerings to repay debt obligations, raise additional capital and fund corporate acquisitions. The existence of authorized but unissued limited liability company interests could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute-Section 203

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Our Operating Agreement does not elect to have Section 203 of the DGCL, which restricts certain business combinations with interest shareholders in certain situations, apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the transaction is approved by the board of directors before the date the interested shareholder attained that status;

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upon consumption of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the corporation outstanding at the time the transaction commenced; or

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on or after such time the business combination is approved by the board of directors and authorized at a meeting of shareholders by at least two-thirds of the outstanding shares that is not owned by the interested shareholder.

For purposes of Section 203 of the DGCL, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting shares.

Other Provisions of Our Operating Agreement

Our Operating Agreement provides that our board of directors shall consist of not less than nine directors, as the board of directors may from time to time determine. We have a single class of directors, and directors are subject to re-election on an annual basis at each annual meeting of shareholders.

After the Trigger Event, our board of directors will be divided into three classes that are as nearly equal in number as is reasonably possible and each director will be assigned to one of the three classes; provided that LandBridge Holdings shall have the right to designate the initial class assigned to each director immediately following the occurrence of the Trigger Event. After the Trigger Event, at each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors following the Trigger Event. The classified board provision could increase the likelihood that incumbent directors will retain their positions after the Trigger Event. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be viewed by our shareholders to be in their best interest.

Our Operating Agreement does not provide for cumulative voting in the election of directors, which means that the holders of a majority of our issued and outstanding common shares can elect all of the directors standing for election, and the holders of the remaining common shares will not be able to elect any directors. LandBridge Holdings’ initial beneficial ownership of greater than 50% of our common shares means LandBridge Holdings will be able to control matters requiring shareholder approval, which includes the election of directors.

In addition, our Operating Agreement provides that after the Trigger Event, the affirmative vote of the holders of not less than two-thirds in voting power of all then-outstanding common shares entitled to vote generally in the election of our board of directors, voting together as a single class, shall be required to remove any director from office, and such removal may only be for “cause” (prior to such time, a director or the entire board of directors may be removed, with or without cause, at any time, by the affirmative vote of the holders of a majority of the total combined voting power of all of our outstanding common shares then entitled to vote at an election of directors).

After the Trigger Event, all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred shares, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (prior to such time, vacancies may also be filled by shareholders holding a majority of the then-outstanding common shares entitled to vote generally in the election of directors voting together as a single class).

Pursuant to our Operating Agreement, preferred shares may be issued from time to time, and the board of directors is authorized to determine and alter all designations, preferences, rights, powers and duties thereof without limitation. See “Description of Shares—Preferred Shares.”

Consent Rights

Pursuant to our Operating Agreement, for so long as LandBridge Holdings and certain affiliates beneficially own at least 40% of our outstanding common shares, we have agreed not to take, and will take all necessary action to cause our subsidiaries not to take, the following direct or indirect actions (or enter into an agreement to take such actions) without the prior consent of LandBridge Holdings:

•	increasing or decreasing the size of our board of directors, committees of our board of directors or boards and committees of our subsidiaries;

•	terminating our chief executive officer or removing the Chairman of our board of directors and/or hiring or appointing either of their successors;

•	agreeing to or entering into any transaction that would result in a change of control of the Company or enter into definitive agreements with respect to a change of control transaction;

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incurring debt for borrowed money (or liens securing such debt) in an amount that would result in outstanding debt that exceeds our Adjusted EBITDA for the four quarter period immediately prior to the proposed date of the incurrence of such debt by 4.00 to 1.00;

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authorizing, creating (by way of reclassification, merger, consolidation or otherwise) or issuing any equity securities of any kind (other than pursuant to any equity compensation plan approved by our board of directors or a committee of our board of directors or intra-company issuances among the Company and our subsidiaries);

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making any voluntary election to liquidate or dissolve or commence bankruptcy or insolvency proceedings or the adoption of a plan with respect to any of the foregoing or any determination not to oppose such an action or proceeding commenced by a third party;

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selling, transferring or disposing of assets outside the ordinary course of business in a transaction or series of transactions with a fair market value in excess of 2% of our Consolidated Net Tangible Assets (as defined in the Operating Agreement) determined as of the end of the most recently completed fiscal quarter or year, as applicable, immediately, prior to the proposed date of the consummation of such transaction or such series of transactions; and

•	any amendment, modification or waiver of the consent rights described in the clauses above.

Additionally, for so long as LandBridge Holdings and certain affiliates beneficially own at least 10% of our outstanding common shares, we and our subsidiaries may not, without the approval of LandBridge Holdings, make any amendment, modification or waiver of our Operating Agreement or any other of our governing documents that materially and adversely affects LandBridge Holdings.

Ability of Our Shareholders to Act

Prior to the Trigger Event, special shareholder meetings may be called at the request of our shareholders holding a majority of the then-outstanding common shares entitled to vote generally in the election of directors voting together as a single class. After the Trigger Event, our Operating Agreement will not permit our shareholders to call special shareholders meetings. Special meetings of shareholders may also be called by a majority of the board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers include the authority to call such meetings. Written notice of any special meeting so called shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Prior to the Trigger Event, our Operating Agreement will allow our shareholders to act by written consent in lieu of a meeting of such shareholders, subject to the rights of the holders of any series of our preferred shares with respect to such series. After the Trigger Event, our shareholders may not act by written consent and may only take action at a duly called annual or special meeting of our shareholders.

Our Operating Agreement establishes advance notice procedures with respect to shareholder proposals and nominations of persons for election to our board of directors, other than nominations made by or at the direction of our board of directors or any committee thereof. In addition to any other applicable requirements, our Operating Agreement provides that for business to be properly brought before an annual meeting by a shareholder, including proposals to nominate candidates for election as directors at a meeting of shareholders, such shareholder must have given timely notice thereof in proper written form to our corporate secretary. To be timely, a shareholder’s notice must be delivered to or mailed to and received at our principal executive offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary of the date on which we first made publicly available (whether by mailing, by filing with the SEC or by posting on an internet website) our proxy materials for the immediately preceding annual meeting of shareholders; provided, however, that in the event that no annual meeting of shareholders was held in the previous year, or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public disclosure of the date of the annual meeting was made and (ii) in the case of a special meeting, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public disclosure of the date of the special meeting was made. Pursuant to our Operating Agreement, any shareholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of Rule 14a-19 of the Exchange Act at the time such shareholder complies with the earlier deadlines in the advance notice provisions of the Operating Agreement. For any nominations or any other business to be properly brought before an annual or special meeting by LandBridge Holdings or any other person that becomes party to, or bound by the provisions of, the Shareholder’s Agreement, such person must submit notice thereof not later than the later of the close of business on the 30th day prior to the date the we first file our preliminary or definitive proxy statement related to such meeting pursuant to the Exchange Act or the tenth day following the day on which public announcement is first made of the date of the special meeting, and we and such person shall cooperate reasonably and in good faith with respect to the inclusion of such matters to be considered at such meeting.

Duties of Officers and Directors

Our Operating Agreement provides that our business and affairs shall be managed under the direction of our board of directors, which shall have the power to appoint our officers. Our Operating Agreement further provides that the authority and function of our board of directors and officers shall be identical to the authority and functions of a board of directors and officers of a corporation organized under the DGCL, except as expressly modified by the terms of the Operating Agreement. Finally, our Operating Agreement provides that except as specifically provided therein, the fiduciary duties and obligations owed to our limited liability company and to our members shall be the same as the respective duties and obligations owed by officers and directors of a corporation organized under the DGCL to their corporation and stockholders, respectively, except as expressly modified by the terms of the Operating Agreement.

There are certain provisions in our Operating Agreement that modify duties and obligations owed by our directors and officers from those required under the DGCL and provide for exculpation and indemnification of our officers and directors that differ from the DGCL. First, our Operating Agreement provides that to the fullest extent permitted by applicable law, our directors or officers will not be liable to us. In contrast, under the DGCL, a director or officer would be liable to us for (i) breach of the duty of loyalty to us or our shareholders, (ii) intentional misconduct or knowing violations of the law that are not done in good faith, (iii) improper redemption of shares or declaration of dividends, or (iv) a transaction from which the director derived an improper personal benefit.

Second, our Operating Agreement provides that we must indemnify our directors and officers for acts or omissions to the fullest extent permitted by law. In contrast, under the DGCL, a corporation can only indemnify directors and officers for acts or omissions if the director or officer acted in good faith, in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in a criminal action, if the officer or director had no reasonable cause to believe his or her conduct was unlawful.

Third, our Operating Agreement provides that in the event a potential conflict of interest exists or arises between any of our directors, officers, equity owners or their respective affiliates, including LandBridge Holdings, Five Point and WaterBridge, on the one hand, and us, any of our subsidiaries or any of our public shareholders, on the other hand, a resolution or course of action by our board of directors shall be deemed approved by all of our shareholders, and shall not constitute a breach of the fiduciary duties of members of the board to us or our shareholders, if such resolution or course of action is (i) approved by a conflicts committee or other committee of our board of directors, as applicable, which is composed entirely of independent directors, (ii) approved by shareholders holding a majority of our common shares that are disinterested parties, (iii) determined by our board of directors to be on terms that, when taken together in their entirety, are no less favorable than those generally provided to or available from unrelated third parties or (iv) determined by our board of directors to be fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us). In contrast, under the DGCL, a corporation is not permitted to automatically exempt board members from claims of breach of fiduciary duty under such circumstances.

Fourth, our Operating Agreement provides that, in our capacity as the managing member of OpCo, our board of directors may approve amendments to the OpCo LLC Agreement relating to the mechanics of a redemption of OpCo Units (together with the cancellation of a corresponding number of Class B shares) for Class A shares without any duty to us.

In addition, our Operating Agreement provides that all conflicts of interest described in the prospectus relating to our initial public offering have been deemed to have been specifically approved by all of our shareholders.

Election of Members of Our Board of Directors

Prior to the Trigger Event, members of our board of directors will be elected by the holders of a majority of our issued and outstanding voting common shares entitled to vote generally thereon voting together as a single class. Our board of directors currently consists of 10 directors, serving as a single class and subject to re-election on an annual basis at each annual meeting of shareholders. After the Trigger Event, our board will be divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, with the terms staggered so that the term of only one class of directors expires at each annual meeting;

provided that LandBridge Holdings shall have the right to designate the initial class assigned to each director immediately following the occurrence of the Trigger Event. The initial terms of the Class I, Class II and Class III directors will expire at the first, second and third, respectively, annual meeting following the Trigger Event. After the Trigger Event, any vacancy on the board of directors may be filled by a majority of the directors then in office, even if less than a quorum, subject to the rights of holders of a series of our preferred shares, if applicable.

Removal of Members of Our Board of Directors

Prior to the Trigger Event, a director or the entire board of directors may be removed, with or without cause, at any time, by holders of a majority of the total combined voting power of all of our outstanding common shares then entitled to vote at an election of directors. After the Trigger Event, the affirmative vote of the holders of not less than two-thirds in voting power of all our then-outstanding common shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office, and such removal may only be for “cause.” After the Trigger Event, any vacancy in the board of directors caused by any such removal may only be filled by the affirmative vote of a majority of directors then in office. Prior to the Trigger Event, vacancies may also be filled by shareholders holding a majority of our then-outstanding common shares entitled to vote generally in the election of directors voting together as a single class.

Limited Liability

The Delaware LLC Act provides that a member who receives a distribution from a Delaware limited liability company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware LLC Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability.

Our subsidiaries currently conduct business only in the states of Texas and New Mexico. We may decide to conduct business in other states, and maintenance of limited liability for us, as a member of our operating subsidiaries, may require compliance with legal requirements in the jurisdictions in which the operating subsidiaries conduct business, including qualifying our subsidiaries to do business there. Limitations on the liability of shareholders for the obligations of a limited liability company have not been clearly established in certain jurisdictions. We will operate in a manner that our board of directors considers reasonable and necessary or appropriate to preserve the limited liability of our shareholders.

Forum Selection

Our Operating Agreement provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, other employees or agents to us or our shareholders;

•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the Delaware LLC Act or our Operating Agreement; or

•	any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine.

Our Operating Agreement provides that, to the fullest extent permitted by applicable law, the United States District Court for the District of Delaware will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act, the Securities Act or any other claim for which the federal courts have exclusive jurisdiction. Our Operating Agreement also provides that any person or entity purchasing or otherwise acquiring any interest in our shares will be deemed to have notice of, and to have consented to, these exclusive forum provisions. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our Operating Agreement inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our results of operations, cash flows and financial position.

Limitations on Liability and Indemnification of Directors and Officers

Our Operating Agreement provides that to the fullest extent permitted by applicable law, our directors or officers will not be liable to us. Our Operating Agreement also provides that we must indemnify our directors and officers for acts and omissions to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities.

We are party to separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law against liabilities that may arise by reason of such director’s or executive officer’s service to us. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee, subject to certain exceptions. We intend to enter into indemnification agreements with our future directors.

We believe that these indemnification provisions, agreements and insurance are useful to attract and retain qualified directors and officers.

Corporate Opportunity

Under our Operating Agreement, to the extent permitted by law:

•

officers and directors and their respective affiliates and LandBridge Holdings, Five Point and WaterBridge, as well as their officers, directors and affiliates (each an “Unrestricted Party”) have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•

if any Unrestricted Party acquires knowledge of a potential business opportunity, transaction or other matter, they have no duty to offer or communicate such corporate opportunity to us, our shareholders or our affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and

•

in the event that any of our directors and officers who is also a director, officer or employee of LandBridge Holdings or any its affiliates, including Five Point and WaterBridge, acquire knowledge of such a corporate opportunity or is offered such a corporate opportunity, provided that this knowledge was not acquired using confidential information and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if LandBridge Holdings or any its affiliates, including Five Point and WaterBridge, pursues or acquires the corporate opportunity or if such person did not present the corporate opportunity to us.

Our Operating Agreement further provides that, at any time LandBridge Holdings beneficially owns less than 40% of our common shares, any amendment to or adoption of any provision inconsistent with our Operating Agreement’s provisions governing the renouncement of business opportunities must be approved by the affirmative vote of the holders of at least two-thirds of our then-outstanding common shares.

Shareholder’s Agreement

We are party to a shareholder’s agreement dated July 1, 2024 (the “Shareholder’s Agreement”) with LandBridge Holdings. As discussed further below, the Shareholder’s Agreement provides certain rights to LandBridge Holdings.

Our Shareholder’s Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our common shares beneficially owned by each) so that no amendment is made to our Operating Agreement in effect as of the date of the Shareholder’s Agreement that would add restrictions to the transferability of our common shares by LandBridge Holdings that are beyond those provided for in our Operating Agreement, the Shareholder’s Agreement or applicable securities laws, unless such amendment is approved by LandBridge Holdings.

The Shareholder’s Agreement provides that, subject to compliance with applicable law and NYSE rules, for so long as LandBridge Holdings and certain affiliates beneficially own at least 40% of our outstanding common shares, LandBridge Holdings shall be entitled to designate a number of directors equal to a majority of the board of directors, plus one director; and for so long as LandBridge Holdings and such affiliates beneficially own at least 30%, 20% and 10% of our outstanding common shares, LandBridge Holdings shall be entitled to designate at least three directors, two directors and one director, respectively. So long as LandBridge Holdings is entitled to designate one or more nominees to the board and notifies the board of directors of its desire to remove, with or without cause, any director previously designated by it to the board, we are required to take all necessary action to cause such removal. Further, so long as LandBridge Holdings has the right to designate at least one director to our board of directors, it will also have the right to appoint a number of board observers, who will be entitled to attend all meetings of the board in a non-voting, observer capacity, equal to the number of directors LandBridge Holdings is entitled to appoint.

The Shareholder’s Agreement will terminate upon LandBridge Holdings and its affiliates party thereto ceasing to beneficially own at least 10% of our common shares.

ERISA CONSIDERATIONS

The following is a general summary of certain considerations associated with the acquisition and holding of securities offered hereunder by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice. Each time any securityholders offer, issue or sell securities, we may provide a supplement to this prospectus that contains supplemental information to this summary.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. We and our affiliates will not act in a fiduciary capacity with respect to any Plan’s investment in our securities.

In considering an investment in a security offered pursuant hereto with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of such security is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the Plan;

•	whether in the future there may be no market in which to sell or otherwise dispose of the security;

•

whether the acquisition or holding of such security will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see discussion under “—Prohibited Transaction Issues” below); and

•	whether the Plan will be considered to hold, as plan assets, (i) only such security or (ii) an undivided interest in our underlying assets (please see the discussion under “—Plan Asset Issues” below).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our securities by an ERISA Plan with respect to which the issuer or certain other parties is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, our securities (including interests therein) should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Plan Asset Issues

Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in our equity securities, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

The Department of Labor (the “DOL”) regulations, as modified by Section 3(42) of ERISA (together, the “Plan Asset Regulations”) provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under the Plan Asset Regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:

•

the equity interests acquired by ERISA Plans are “publicly offered securities” (as defined in the Plan Asset Regulations)—i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are “freely transferable” (as defined in the Plan Asset Regulations), and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

•

the entity is an “operating company” (as defined in the Plan Asset Regulations)—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

•

there is no significant investment by “benefit plan investors,” as defined in the Plan Asset Regulations to mean that immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, IRAs and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding our equity securities on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the investment in such securities. Purchasers of our securities have the exclusive responsibility for ensuring, and will be deemed (and in certain cases may be required) to represent, that their acquisition and holding of such securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of any security to a Plan is in no respect a representation or recommendation by us or any of our respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate or advisable for any such Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Class A shares by a non-U.S. holder (as defined herein) that holds our Class A shares as a “capital asset” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended from time to time (the “Code”) (generally property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the Internal Revenue Services (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS, your tax advisor or a court will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties or any other tax law other than the U.S. federal income tax law. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	tax-qualified retirement plans;

•

“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund) or any other person that is subject to special rules or exemptions under the Foreign Investment in Real Property Tax Act;

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our Class A shares under the constructive sale provisions of the Code;

•	persons that acquired our Class A shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	certain former citizens or long-term residents of the United States; and

•

persons that hold our Class A shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A SHARES ARISING UNDER THE U.S. FEDERAL

ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Class A shares that is not, for U.S. federal income tax purposes, a partnership or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our Class A shares to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Class A shares by such partnership.

LandBridge Company LLC U.S. Federal Income Taxation

Although we were formed as a limited liability company, we have elected to be taxed as a corporation for U.S. federal income tax purposes. Thus, we are generally obligated to pay U.S. federal income tax on our worldwide net taxable income.

Dividends and Other Distributions

We expect to make dividends to our Class A shareholders in amounts determined from time to time by our board of directors. In the event we distribute cash or other property to our Class A shareholders, such dividends will constitute “dividends” for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent such dividends exceed our current and accumulated earnings and profits, the dividends will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our Class A shares (and will reduce such tax basis, but not below zero) and thereafter as capital gain from the sale or exchange of such Class A shares. See “—Gain on Sale or Other Taxable Disposition of Class A Shares.”

Subject to the withholding requirements under FATCA (as defined herein) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our Class A shares generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax (including backup withholding described below) if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Sale or Other Taxable Disposition of Class A Shares

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Additional Withholding Requirements under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding on any gain realized upon the sale or other disposition of our Class A shares unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

our Class A shares constitute United States real property interests in the event that we are or become a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition or (ii) the non-U.S. holder’s holding period for the Class A shares, and as a result, such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, provided that our Class A shares are and continue to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Class A shares, more than 5% of our Class A shares will be treated as disposing of a U.S. real property interest and will be subject to U.S. federal income tax on any gain realized on the disposition of our Class A shares as a result of our status as a USRPHC. If our Class A shares were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of shares owned) would be treated as disposing of a U.S. real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A shares (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE FOREGOING RULES TO THEIR OWNERSHIP AND DISPOSITION OF OUR CLASS A SHARES, INCLUDING REGARDING POTENTIALLY APPLICABLE INCOME TAX TREATIES THAT MAY PROVIDE FOR DIFFERENT RULES.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A shares effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A shares effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A shares effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

The Foreign Account Tax Compliance Act (Sections 1471 through 1474 of the Code), and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our Class A shares and, subject to the U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of our common shares, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our common shares paid after January 1, 2019, would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our Class A shares.

INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR

SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

PLAN OF DISTRIBUTION

We are registering the resale by each of the Selling Shareholders or their permitted transferees from time to time of up to 53,915,691 Class A shares pursuant to the IPO RRA and PIPE RRA, respectively.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of Class A shares.

We will not receive any of the proceeds from the sale of the Class A shares by the Selling Shareholders. The aggregate proceeds to the Selling Shareholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Shareholders.

The Selling Shareholders and any of their permitted transferees, donees, pledgees, assignees and successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling securities:

•	on the NYSE or any national securities exchange or quotation service on which the Class A shares may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through the distribution of the securities by any Selling Shareholder to its partners, members or stockholders;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	at the market or through market makers into an existing market for the securities;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition to the foregoing, LandBridge Holdings may offer and sell securities pursuant to one or more underwritten offerings.

The Selling Shareholders may also sell securities in reliance upon Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus provided that such Selling Shareholder meets the criteria and conforms to the requirements of those provisions. Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales.

Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also loan or pledge the securities offered by this prospectus to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earliest of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to our Class A shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act). All of the foregoing may affect the marketability of the Class A shares and the ability of any person or entity to engage in market-making activities with respect to the Class A shares.

LEGAL MATTERS

The validity of our Class A shares offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of LandBridge Company LLC as of and for the years ended December 31, 2024 and 2023, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The financial statements of Wolf Bone Ranch Partners LLC as of and for the nine months ended September 30, 2024, have been incorporated by reference herein and in the registration statement, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of East Stateline Ranch as of and for the years ended December 31, 2023 and 2022, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Weaver and Tidwell, LLP, independent auditors, as stated in their report. Such financial statements are included in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

Estimates of our reserves and related future net revenues related to our properties as of December 31, 2024 and 2023, incorporated by reference and included elsewhere in the registration statement, were based upon reserve reports prepared by our independent petroleum engineers, W.D. Von Gonten & Co. We have included these estimates in reliance on the authority of such firm as an expert in such matters.

LandBridge Company LLC

2,500,000 Class A Shares

Representing Limited Liability Company Interests

PROSPECTUS SUPPLEMENT

November 17, 2025

Sole Book-Running Manager

Goldman Sachs & Co. LLC